Exhibit 10.1

SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (this “Sublease”) is made and entered into effective as of this 31st day of January, 2017, by and between NXP USA, Inc. a Delaware corporation (hereinafter referred to as “Sublandlord”), and Everspin Technologies, Inc., a Delaware corporation (hereinafter referred to as “Subtenant”).

RECITALS:

WHEREAS, VWP-BV CM 5670, LLC, a Delaware limited liability company (“Master Landlord”), and NXP, USA, Inc. a Delaware corporation, successor in interest to NXP Semiconductors USA, Inc., a Delaware corporation, as Lessee, entered into that certain Lease dated June 23, 2014 (the “Lease”) regarding the lease of certain premises located at 5670 West Chandler Blvd., Chandler, Arizona 85226, as more particularly described in the Lease (the “Premises”); and

WHEREAS, the Lease is attached hereto as Exhibit A hereof and made a part hereof in all respects; and

WHEREAS, the Premises consist of approximately 32,988 square feet of rentable space; and

WHEREAS, the term of the Lease expires on August 31, 2024 (the “Expiration Date”); and

WHEREAS, Sublandlord desires to sublet approximately 6,560 square feet out of the first floor of the Premises as more particularly identified on Exhibit B hereof (the “Subleased Premises”) to Subtenant and Subtenant desires to sublease the Subleased Premises from Sublandlord, all on the terms and conditions provided below.

WHEREAS, capitalized terms used in this Sublease and not otherwise defined will have the same meaning as given to them in the Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises hereinafter made and other good and valuable consideration, the parties agree as follows:

1.	SUBLEASE OF SUBLEASED PREMISES.

Sublandlord, in consideration of the sub-rents to be paid and the agreements to be performed by Subtenant, and subject to and upon all of the terms and conditions hereof, does hereby sublease to Subtenant, and Subtenant hereby subleases from Sublandlord, the Subleased Premises. Subtenant shall use the Subleased Premises only for general office purposes together with related marketing, training, and other administrative support services and laboratory and related testing purposes as detailed by Section 5.1 of the Lease and for no other reason or purpose. The rentable area in the Subleased Premises is stipulated to be 6,400 square feet. The area and measurements stipulated herein shall be binding on the parties.

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2.	TERM.

(a) The initial term of this Sublease (the “Term”) shall be for a period of sixty (60) months commencing on February 1, 2017 (the “Commencement Date”) and ending on the Expiration Date. Subtenant may renew this Sublease one (1) time for a renewal term of thirty- two (32) months if (i) this Sublease is in full force and effect at the time Subtenant exercises any such renewal term and at the commencement of the applicable renewal term; (ii) Subtenant is not in default under this Sublease; and (iii) Subtenant has not assigned this Sublease or sublet all or any portion of the Subleased Premises (it being the intention of Sublandlord and Subtenant that any right to renew is personal to Subtenant). If Subtenant desires to exercise its renewal option, Subtenant must give Sublandlord written notice of renewal (the “Option Notice”) not less than one hundred and eighty (180) days prior to the expiration of the initial Term. If Subtenant does not provide the Option Notice to Sublandlord within such time period, Subtenant is deemed conclusively to have waived its renewal option and to have elected not to renew this Sublease, time being of the essence. If Subtenant renews, the initial Term and the renewal term are collectively referred to in this Sublease as the “Term.” The renewal term shall be upon, and subject to, all of the terms, covenants and conditions provided in this Sublease for the Term, except that the annual Base Rent payable by Subtenant during the renewal term shall be an amount equal to 100% of the fair market rental value (“Fair Market Rent”) of the Subleased Premises prevailing, including all applicable market rental rates, concessions, tenant inducements, and brokerage fees, as of the commencement of the renewal term for a thirty two (32) month term, but in no event less than the annual Base Rent payable during the last year of the Term. For purposes of this Section, the term “Fair Market Rent” means the annual rental rate per square foot that a willing, comparable, creditworthy tenant, with a renewal right at market terms for renewals, would pay, and a willing, comparable landlord of a comparable office building in the West Chandler area would accept at arm’s length, giving appropriate consideration to the annual rental rate per rentable square foot of area, in comparable office buildings in the area, length of lease term, size and location of premises being leased, commissions, and tenant improvement allowances for renewal leases, if any. Unless otherwise agreed in light of prevailing market conditions, parking charges during the renewal term shall be at the rate being charged by the Master Landlord to Sublandlord under the Lease.

Provided that Subtenant has delivered the Option Notice as required above, Sublandlord shall provide Subtenant with written notice of its determination of Fair Market Rent (“Sublandlord’s Determination”) within thirty (30) days of receipt of the Option Notice. Subtenant shall have thirty (30) days from receipt of Sublandlord’s Determination to either accept or reject same. In the event Subtenant rejects Sublandlord’s determination, Subtenant shall so notify Sublandlord and advise Sublandlord of Subtenant’s estimate of Fair Market Rent. In the event Sublandlord and Subtenant cannot agree upon the Fair Market Rent for the Subleased Premises within thirty (30) days of Sublandlord’s receipt of Subtenant’s rejection of Sublandlord’s Determination, the parties shall proceed as follows: The parties shall jointly appoint, within fifteen (15) days of the expiration of the prior 15-day period, a commercial real estate broker/appraiser with a minimum of ten (10) years of experience in the Chandler, Arizona market to arbitrate the dispute. In the event the parties cannot agree on an arbitrator within such time period, each shall select its own arbitrator who meets the criteria set forth above within an additional fifteen (15) day period, and the arbitrators so chosen shall, within an additional ten (10) days, either agree on Fair Market Rent for the Subleased Premises or select an independent arbitrator (the “Final Arbitrator”) meeting the criteria set forth above to resolve the dispute. Within fifteen (15) days after appointment, the Final Arbitrator shall make its determination. If the Final Arbitrator believes

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that expert advice would materially assist the Final Arbitrator, then the Arbitrator may retain one or more qualified persons to provide such expert advice. The arbitrator(s) (including the Final Arbitrator) resolving the dispute shall do so by choosing either Sublandlord’s or Subtenant’s determination of Fair Market Rent for the Subleased Premises. The costs and expenses relating to the costs of the arbitrator(s) (including the Final Arbitrator) shall be borne equally by the parties.

(b) Sublandlord shall permit Subtenant to access the Subleased Premises prior to the Commencement Date for the purpose of making the Subleased Premises ready for occupancy and such access shall be subject to all of the provisions of this Sublease (other than the requirement to pay Rent); provided, however, that the (i) consent of Master Landlord is obtained prior to such access (or any occupancy); and (ii) Subtenant delivers to Sublandlord copies of policies of insurance required under this Sublease or certificates evidencing the existence and amounts of such insurance. Said early access or possession shall not advance the Expiration Date of this Sublease.

(c) If applicable, Sublandlord shall provide Subtenant with access cards and keys to the Building, Subleased Premises, parking, restrooms and common area amenities. Sublandlord shall cause the exterior door(s) of the Subleased Premises to be rekeyed at its cost. Subtenant shall be responsible for the cost of rekeying all interior office doors if required by Master Landlord.

3.	SECURITY DEPOSIT.

Upon full execution of this Sublease, Subtenant shall deposit with Sublandlord a security deposit in the amount of $11,000.00 (the “Security Deposit”), which will be held by Sublandlord as security for the fulfillment of Subtenant’s obligations hereunder and the Lease. The Security Deposit shall not bear interest, shall not be required to be maintained in a separate account, and shall be returned to Subtenant, less any unpaid claims against Subtenant, upon the expiration of this Sublease and the surrender of possession of the Subleased Premises.

4.	RENT.

(a) Subtenant shall pay Sublandlord monthly rent (“Base Rent”) in advance, on the first day of each month during the Term, beginning on the Commencement Date. The Base Rent for the initial Term shall be as set forth below:

Lease Month	Annual Base Rent	Monthly Base Rent
Months 1-12	$20.00 per rentable square foot	$10,933.33
Months 13-24	$20.50 per rentable square foot	$11,206.67
Months 25-36	$21.00 per rentable square foot	$11,480.00
Months 37-48	$21.50 per rentable square foot	$11,753.33
Months 49-60	$22.00 per rentable square foot	$12,026.67

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(b) In addition to Base Rent, Subtenant shall pay Sublandlord Additional Rent for the Subleased Premises on the same terms and conditions as Additional Rent is due by Sublandlord under the Lease. Subtenant shall pay Sublandlord, as Additional Rent, for utilities provided by Sublandlord or Landlord to the Subleased Premises. Payment for such utilities shall be made in accordance with Section 9.3 of the Lease. Sublandlord shall install an electrical sub-meter (E-Mon D-Mon), at Sublandlord’s sole cost, for monitoring Subtenant’s electric usage in a Sublandlord designated location. Notwithstanding Section 9.4 of the Lease to the contrary, Sublandlord shall not be required to provide more electrical energy to the Subleased Premises than is available to the Subleased Premises as of the date of this Sublease. For purposes of calculating Additional Rent due by Subtenant under this Sublease, the following terms shall have the following meanings:

“Base Year” means the year 2017.

“Subtenant’s Proportionate Share” means a percentage equal to the rentable square footage of the Subleased Premises divided by the rentable square footage of the Building.

5.	INCORPORATION AND OBSERVANCE OF LEASE.

(a) All terms of the Lease are incorporated herein by reference as though fully set forth herein. Subtenant accepts, assumes and agrees to perform to Sublandlord and be bound by all of the terms, covenants and conditions of the Lease which obligate the Lessee thereunder but only to the extent that such terms, covenants and conditions accrue or arise during Subtenant’s tenancy under this Sublease and are applicable to the Subleased Premises. In the event of a conflict between the terms of this Sublease and those of the Lease, the terms of this Sublease shall control. Notwithstanding anything herein to the contrary, if there are any provisions in the Lease that pertain to Sublandlord’s rights regarding: (i) any option to renew or extend the term thereof, or to expand the premises thereunder, any preferential right or right of first refusal on any additional space, or any right to reduce the size of the Premises or number of reserved parking spaces, (ii) any exclusive uses in favor of Sublandlord, (iii) any tenant finish or other construction obligations, or (iv) any monetary allowances for construction, rehabilitation or other purposes, any free rent, any credit against rent, or any other reduction, waiver or forgiveness of rent, or any postponement of rent, then none of such provisions shall be incorporated herein and Subtenant shall not have any rights or benefits thereunder, unless otherwise provided herein.

(b) Subtenant hereby covenants and agrees to promptly deliver to Sublandlord copies of any and all notices or other correspondence received by Subtenant from Master Landlord that might affect Sublandlord in any manner and further agrees, notwithstanding Section 16 below to the contrary, to so deliver same in the manner most appropriate to insure that Sublandlord will be able to respond to any of such notices or other correspondence from the Master Landlord within any time periods set forth in the Lease.

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(c) Subtenant hereby acknowledges and agrees that the only services, amenities and rights to which Subtenant is entitled under this Sublease are those to which Sublandlord is entitled under the Lease with respect to the Subleased Premises (subject to all the provisions, restrictions and conditions imposed of the Lease). Sublandlord shall in no event be liable to Subtenant for Master Landlord’s failure to provide any such services, amenities and rights nor shall any such failure be construed as a breach hereof by Sublandlord or an eviction of Subtenant or entitle Subtenant to an abatement of any of the rentals under this Sublease, except and only to the extent that Sublandlord receives an abatement under the Lease with respect thereto, and then only to the extent allocable to the Subleased Premises.

6.	INSURANCE.

(a) Contemporaneously with the execution of this Sublease, Subtenant shall deliver to Sublandlord a certificate of insurance evidencing the coverages and requirements detailed under Section 11 of the Lease, naming Master Landlord, VWP Realty, LLC and Sublandlord as additional insureds.

(b) In the event that Subtenant fails or neglects to carry such insurance as required by the Lease and this Sublease, Sublandlord shall have the right to have such insurance issued at Subtenant’s cost and expense, and the cost thereof shall be due and payable to Sublandlord with the next monthly installment of rent due under this Sublease.

(c) Notwithstanding anything herein to the contrary, Sublandlord and Subtenant hereby release each other and each other’s employees, officers, agents, customers and invitees from any and all liability for any loss, damage, or injury to person or property occurring in, on, about, or to the Subleased Premises, by reason of fire or other casualty to the extent of insurance proceeds paid for such loss or casualty, regardless of cause, including the negligence of Sublandlord or Subtenant and/or their respective employees, officers, agents, customers and invitees, and agree that such insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this Section are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Sublease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section and have such insurance policies, including any third party liability policies, properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this section.

7.	DEFAULT.

(a) In addition to any Event of Default as defined in the Lease and incorporated herein pursuant to Section 5 above, Subtenant shall be in default under this Sublease if (a) Subtenant shall fail to pay when due any rent, and such failure shall continue for a period of ten (10) days following written notice by Sublandlord; or (b) Subtenant shall fail to perform any of its other obligations under this Sublease after the same should have been performed in accordance with the terms hereof and remains in default for thirty (30) days after Sublandlord notifies Subtenant in writing of such default provided, however, Subtenant shall not be in default under this Section 7 if Subtenant substantially commences the cure of such default within thirty (30) days after the date such obligation should have been performed or completed and continues in good faith to diligently cure such default and does so cure such default within a reasonable amount of time.

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(b) In the event Subtenant fails to perform the payment of any monthly rental sums due hereunder within thirty (30) days following the due date set forth in Section 7, Subtenant hereby grants to Sublandlord a lien and security interest on all property of Subtenant now or hereafter placed in or upon the Subleased Premises, and such property shall be and remain subject to such lien and security interest of Sublandlord herein until performance of the payment due. The provisions of this paragraph relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code so that Sublandlord shall have and may enforce a security interest on all property of Subtenant now or hereafter placed in or on the Subleased Premises, including but not limited to all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Subleased Premises by Subtenant. Notwithstanding the foregoing, Sublandlord hereby agrees to subordinate its liens herein retained (as well as any statutory Sublandlord’s liens) to any liens securing bona-fide financing of Subtenant’s movable personal property placed in the Subleased Premises or the construction of Subtenant’s initial non-building standard leasehold improvements to the Subleased Premises.

8.	REMEDIES.

If Subtenant shall be in default beyond any applicable cure period, in addition to any other remedies that may be available to Sublandlord hereunder or at law or in equity, Sublandlord shall have all the rights against Subtenant as would be available to Master Landlord against Sublandlord under the Lease if such breach were by Sublandlord thereunder. In the event Subtenant defaults in the performance of any of the terms and provisions hereof and Sublandlord places the enforcement of this Sublease in the hands of an attorney, Subtenant agrees to reimburse Sublandlord for all reasonable expenses incurred by Sublandlord as a result thereof including, but not limited to, reasonable attorneys’ fees.

9.	INDEMNITY.

Subtenant shall indemnify, defend, hold harmless, pay, and reimburse Sublandlord and Sublandlord’s partners, members, managers, employees, authorized agents, contractors, visitors and invitees from, for, and against any and all suits, actions, claims, costs, fees, sums, amounts, losses, causes of action, damages, liabilities, and expenses (including reasonable attorneys’ fees, court costs, expert witness fees, and alternative dispute resolution expenses) caused in whole or in part, or arising directly or indirectly out of (a) any occurrence in, about, upon, at, or from the Subleased Premises, including any occurrence or act associated with subtenant’s use or occupancy of the Subleased Premises; (b) any negligent or intentional act or omission of Subtenant or Subtenant’s employees, agents, contractors, representatives, customers, invitees, guests, licensees, and visitors; or (c) any breach by Subtenant of its obligations under this Sublease. The foregoing indemnity survives the expiration or earlier termination of this Sublease.

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10.	CONDITION OF PREMISES.

(a) Sublandlord shall deliver the Subleased Premises to Subtenant in its present condition, “AS IS” and “WITH ALL FAULTS,” on or before the Commencement Date, subject to all other provisions of this Sublease. Sublandlord shall leave the equipment identified on Exhibit C attached hereto in the Subleased Premises for Subtenant’s use (the “Equipment”). Sublandlord shall have no duty to repair or replace the Equipment during the Term of this Sublease, and Sublandlord makes no representation or warranty as to the quality or condition of the Equipment. If required by Sublandlord or Landlord, Subtenant shall remove the Equipment from the Subleased Premises upon expiration or termination of this Sublease and shall repair any damage caused by such removal.

(b) Sublandlord has no duty to construct, improve, alter, modify or provide an improvement allowance to Subtenant for the Subleased Premises; provided, however, if it becomes necessary during the Term, Sublandlord shall install common hallways or other access-ways within the Premises in order to provide continued access to the Subleased Premises. Subtenant’s possession of the Subleased Premises shall constitute an acknowledgment by Subtenant that Subtenant has had an opportunity to inspect the Subleased Premises, Subtenant has found the Subleased Premises fit for Subtenant’s use, and that Subtenant accepts the Subleased Premises in its -AS IS” condition and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Subleased Premises.

(c) SUBTENANT ACKNOWLEDGES THAT NEITHER SUBLANDLORD NOR MASTER LANDLORD HAS MADE OR WILL MAKE ANY WARRANTIES TO SUBTENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISH WITHIN THE SUBLEASED PREMISES OR AS TO THE CONDITION OF THE SUBLEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT SUBLANDLORD AND MASTER LANDLORD EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE OR WILL BE SUITABLE FOR SUBTENANTS INTENDED COMMERCIAL PURPOSES. EXCEPT AS MAY BE EXPRESSLY PROVIDED OTHERWISE HEREIN, SUBTENANT’S OBLIGATION TO PAY RENTALS UNDER THIS SUBLEASE IS NOT DEPENDENT UPON THE CONDITION OF THE SUBLEASED PREMISES OR THE BUILDING (NOW OR IN THE FUTURE) OR THE PERFORMANCE BY MASTER LANDLORD OF ITS OBLIGATIONS UNDER THE LEASE, AND SUBTENANT SHALL CONTINUE TO PAY THE RENTALS HEREUNDER WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY SUBLANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER OR BY MASTER LANDLORD OF ITS DUTIES OR OBLIGATIONS UNDER THE LEASE, WHETHER EXPRESS OR IMPLIED.

11.	ALTERATIONS TO THE PREMISES.

Subtenant may make, or may permit to be made, alterations or improvements to the Subleased Premises only in accordance with Section 6 of the Lease and with the prior written consent of Master Landlord and Sublandlord, which consent shall not be unreasonably withheld, delayed or conditioned for non-mechanical, non-structural work, subject to the provisions below. If Sublandlord allows Subteriant to make any such alterations or improvements, Subtenant shall secure all necessary permits and shall make the alterations and improvements in accordance with all applicable laws and building codes, in a good and workmanlike manner and quality substantially equal to or better than the original construction of the Subleased Premises. All alterations, additions or improvements shall be installed at Subtenant’s sole expense in

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compliance with all applicable laws and by a licensed contractor approved in writing by Sublandlord. Any such alterations, improvements or utility installations that Subtenant shall desire to make shall be presented to Sublandlord in written form with proposed detailed plans. If Sublandlord shall give its consent, such consent shall be conditioned upon (i) Subtenant’s acquiring all required permits from governmental agencies, (ii) Subtenant furnishing of a copy thereof to Sublandlord prior to the commencement of the work, and (iii) the compliance by Subtenant of all conditions of said permit(s) in a prompt and expeditious manner. Subtenant shall promptly pay all costs attributable to such alterations and improvements. Subtenant shall promptly repair any damage to the Subleased Premises caused by any such alterations or improvements. Any alterations or improvements to the Subleased Premises paid for by Subtenant, except movable office furniture and equipment and trade fixtures, shall become a part of the realty and the property of Master Landlord, and shall not be removed by Subtenant except upon the prior written approval of Master Landlord and Sublandlord.

12.	PARKING.

Subtenant shall be permitted to use seventeen (17) unreserved parking spaces, at $0.00 per month, and eight (8) reserved parking spaces, at $40.00 per month. Subtenant shall pay the monthly parking rental directly to Sublandlord in advance, on the first day of each month during the Term. Subtenant’s use of the parking spaces is subject to Section 30 of the Lease and Subtenant shall comply with the obligations of Sublandlord thereunder.

13.	MAINTENANCE.

Subtenant shall be responsible for performing any repairs and maintenance obligations arising during the Term of this Sublease and pertaining to the Subleased Premises which are required of the Sublandlord, as lessee under the Lease. Notwithstanding the foregoing, Subtenant shall not be responsible for restoring or repairing any damage caused to the Subleased Premises by Sublandlord, or for removing alterations or improvements made to the Subleased Premises by Sublandlord prior to the date of this Sublease. Sublandlord represents and warrants to Subtenant that as of the date of this Sublease, Sublandlord has not received written notice from Master Landlord of any violation by Sublandlord of its maintenance obligations under the Lease, which violation has not been cured. Sublandlord covenants to comply with its maintenance obligations under the Lease, with respect to the remainder of the Premises, during the Term of this Sublease.

14.	SURRENDER OF PREMISES AND HOLDOVER.

(a) Upon the expiration or earlier termination of this Sublease, or upon the exercise by Sublandlord of its right to re-enter the Subleased Premises, Subtenant shall immediately surrender the Subleased Premises to Sublandlord, together with all alterations and improvements as provided herein, in broom-clean condition and in good order, condition and repair as the same existed as of the Commencement Date, except for ordinary wear and tear.

(b) If Subtenant holds over after the expiration or earlier termination of this Sublease, Subtenant shall become a tenant on a month-to-month tenancy at rent equal to 200% of the Rent in effect during the last full month of the preceding term. Acceptance by Sublandlord of rent after such expiration or earlier termination shall not result in a renewal of this Sublease other than on a month-to-month basis.

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15.	BROKERS.

Sublandlord represents and warrants that it has not dealt with any broker or finder in connection with this Sublease, except Justin Larson, agent for CBRE (“Broker”) and Jim Sadler, agent for Keyser (“Subtenant’s Broker”). Sublandlord agrees to pay, pursuant to a separate agreement, any commissions due to Broker and Subtenant’s Broker arising in connection with this Sublease. Sublandlord and Subtenant hereby represent and warrant each to the other that they have not employed any agents, brokers or other such parties in connection with this Sublease, other than Broker and Subtenant’s Broker, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

16.	NOTICES.

Any notice or consent required to be given by or on behalf of either party upon the other shall be deemed to be given to the other for the purposes of this Sublease only if in writing and (i) delivered personally, (ii) sent by certified mail, return receipt requested, postage prepaid, or (iii) sent by a recognized, national overnight delivery service, which service maintains a record of delivery time, addressed as follows:

Sublandlord:

NXP Real Estate

6501 W. William Cannon Dr.

Austin, TX 78735

Attn: Rich Colfack

Subtenant:

The Subleased Premises

or at such other address as may be specified from time to time by notice delivered to the other party. If served personally, the notice shall be deemed given when delivered. If sent by certified mail, the notice shall be deemed given three (3) days after depositing same in a post office box regularly maintained by the United States Postal Service within the continental United States. If sent by overnight delivery service, the notice shall be deemed given the day following the date such notice was delivered to the overnight delivery service.

17.	ASSIGNMENT.

Subtenant shall not assign this Sublease nor sublet all or any part of the Subleased Premises without the prior written consent of both the Sublandlord and Master Landlord. However, Sublandlord shall have the right, at any time, to assign its right, title and interest under this Sublease to any other party without the consent of Subtenant or, except as may be required under the Lease, Master Landlord.

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18.	MASTER LANDLORD’S CONSENT.

Sublandlord and Subtenant each acknowledge and agree that this Sublease is subject to and conditioned upon the Sublandlord obtaining the prior written consent of Master Landlord in accordance with the terms of the Lease.

19.	APPLICABLE LAW AND CONSTRUCTION.

The laws of the State of Arizona shall govern the validity, performance and enforcement of this Sublease. The invalidity or unenforceability of any provision of this Sublease shall not affect or impair any other provision. The submission of this document for examination does not constitute an offer to lease, or a reservation of or option for the Subleased Premises and becomes effective only upon execution and delivery thereof by Sublandlord and Subtenant. All negotiations, considerations, representations and understandings between the parties are incorporated herein and may be modified or altered only by agreement in writing between the parties. This Sublease has been negotiated by Sublandlord and Subtenant and the Sublease, together with all of the terms and provisions hereof, shall not be deemed to have been prepared by either Sublandlord or Subtenant, but by both equally.

20.	NO PARTNERSHIP

Sublandlord does not, in any way or for any purpose, become a partner of Subtenant in the conduct of Subtenant’s business or otherwise, or a joint venturer, or a member of a joint enterprise with Subtenant.

21.	NO WAIVER.

No receipt of money by Sublandlord from Subtenant after termination of this Sublease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Subleased Premises shall renew, reinstate, continue or extend the term or affect any such notice or suit. No waiver of any default of Sublandlord or Subtenant shall be implied from any omission by either party to take any action against the other party on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

22.	SEVERABILITY.

If any term or condition of this Sublease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Sublease and the application of such term or condition to any other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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23.	ENTIRE AGREEMENT. NO ORAL MODIFICATIONS.

The parties acknowledge and agree that as between them there are no terms, conditions, covenants, obligations, representations or warranties, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Sublease, except as expressly set forth herein, and that this Sublease constitutes the entire agreement between them. This Sublease may not be modified, amended, or supplemented, except by a subsequent agreement in writing, executed by both Sublandlord and Subtenant.

24.	FORCE MAJEURE.

Sublandlord and Subtenant shall not be in default hereunder and shall be excused from performing any of their respective obligations hereunder if the affected party is prevented from performing any such obligations due to any accident, breakage, strike, delay in obtaining any governmental permit or license, including any building permit, shortage of materials, act of God or other causes beyond such party’s reasonable control.

25.	COUNTERPARTS.

This Sublease may be executed in counterparts and each copy of this Sublease to which is attached counterpart signature pages collectively containing the signatures of all of the parties hereto shall be deemed for all purposes to be a fully executed original of this Sublease.

26.	SIGNAGE.

Subtenant shall not inscribe, paint, affix, or display any signs, advertisements, or notices on or in the Building or the Subleased Premises except for such Building directory signage as Master Landlord permits in accordance with Section 39.1 of the Lease. Subtenant, at its sole cost, shall have sole responsibility for arranging installation of any necessary or desired signage with Master Landlord.

27.	AUTHORITY.

Subtenant warrants, represents and covenants that (a) it has full right and authority to execute, deliver and perform this Sublease, (b) the person executing this Sublease on behalf of Subtenant was authorized to do so and (c) upon request of Sublandlord, Subtenant will deliver to Sublandlord satisfactory evidence of the due authorization, execution and delivery of this Sublease by Subtenant.

28.	WAIVER OF LIEN BY SUBTENANT.

Subtenant shall have no right, and Subtenant hereby waives and relinquishes all rights which Subtenant might otherwise have, to claim any nature of lien against the Building or to withhold, deduct from or offset against any rent or other sums to be paid to Sublandlord by Subtenant, except as expressly provided under this Sublease.

29.	WAIVER OF JURY TRIAL.

EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBLEASE

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AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

SUBLANDLORD:

NXP USA, INC., a Delaware corporation

By:	/s/ Katherine Haight
Name:	Katherine Haight
Title:	Authorized Representative

Date:	February 13, 2017

SUBTENANT:

EVERSPIN TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Jeff Wenzeler
Name:	Jeff Wenzeler
Title:	CFO

Date:	02/09/17

Sublease Agreement

AUS-6315860-5 6050961/91

CONSENT OF LANDLORD TO SUBLEASE

VWP-BV CM 5670, LLC, a Delaware limited liability company (“Master Landlord”) hereby consents to the sublease of a part of the Premises by NXP USA, Inc. a Delaware corporation (“Sublandlord”) to Everspin Technologies, Inc., a Delaware corporation (“Subtenant”), subject to the following terms and conditions:

1] By consenting to this Sublease, Master Landlord is not relieving Sublandlord of any of its obligations, duties, liabilities or responsibilities under the Lease or waiving Master Landlord’s rights to enforce the Lease as against Sublandlord.

2] Master Landlord reserves all of its rights under the Lease as against Sublandlord and shall not be required under any condition to pursue remedies against the Subtenant prior to, or in conjunction with any actions against Sublandlord under the Lease.

3] Contemporaneously with the delivery of this executed Consent, Sublandlord will tender to Landlord (i) a check in the amount of One Thousand and 00/100 Dollars ($1,000.00), as and for the fee Landlord is entitled to recover in accordance with Article 14.5 of the Lease and (ii) a check in the amount of                                     and 00/100 Dollars ($            ), as and for the legal costs incurred by Landlord in the preparation and negotiation of this Assignment in accordance with Article 14 of the Lease.

4] There shall be no further sublease of all or any portion of the Premises or assignment of the Lease without the prior written consent of Master Landlord in each instance. This Consent is not assignable.

5] Master Landlord acknowledges and agrees that all of the provisions contained within Section 14 (Assignment and Subletting) of the Lease, including but not limited to obtaining Master Landlord’s consent to this Sublease and the timely delivery by Sublandlord to Master Landlord of any notices and related documentation, have been complied with in full by Sublandlord.

6] Any payments Master Landlord might receive directly from Subtenant shall be accepted as payments on behalf of Sublandlord under the Lease, but the same shall not be deemed a waiver of any of the provisions of the Lease nor constitute any landlord-tenant relationship between Master Landlord and Subtenant

7] The execution of this Consent by Master Landlord shall in no way render Master Landlord liable for any brokerage commission or fee in connection with the Sublease, and Sublandlord and Subtenant hereby jointly and severally agree to indemnify, defend and hold Master Landlord harmless from and against any and all claims asserted by any real estate broker, salesperson and/or finder with whom Sublandlord and/or Subtenant dealt in connection with the Sublease.

8] The Sublease is and shall remain subordinate in all respects to the Lease, and shall automatically terminate upon the expiration or sooner termination of the Lease. Notwithstanding the foregoing, upon any such expiration or termination of the Lease, Subtenant shall, at Master Landlord’s option and upon Master Landlord’s demand, attorn to Master Landlord or any successor-in-interest to Master Landlord and be bound to Master Landlord or

Sublease Agreement

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such successor upon all the executory terms and conditions of the Sublease, as if Master Landlord were the “Sublandlord” thereunder, the same to be effective and self-operative without execution of any further instruments by any party hereto. Upon demand of Master Landlord or any such successor, Subtenant agrees, however, to execute, from time to time, instruments in confirmation of the foregoing provisions of this paragraph, satisfactory to Master Landlord or any such successor, in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. In no event shall Master Landlord be (i) liable for any act or omission by Sublandlord, (ii) subject to any offsets or defenses which Subtenant had or might have against Sublandlord, or (iii) bound by any rent or additional rent or other payment paid by Sublandlord to Sublandlord in advance. Upon expiration or sooner termination of the Sublease, in the event of the failure of Subtenant to timely vacate the Premises, Master Landlord shall be entitled to all of the rights and remedies available to a landlord against a holdover tenant after the expiration of the term, including those set forth in the Lease.

9] Nothing herein shall be deemed approval by Master Landlord of any terms or provisions contained in the Sublease, nor shall Master Landlord be required to execute the Sublease. Subtenant shall abide by the terms, covenants and conditions of the Lease including, but not limited to, any rules and regulations pertaining to the Premises. Nothing contained in this Consent shall be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Lease, (ii) any of Sublandlord’s obligations under the Lease, or (iii) any rights or remedies of Master Landlord under the Lease or otherwise enlarge or increase Master Landlord’s obligations or Sublandlord’s rights under the Lease or otherwise.

10] Sublandlord acknowledges that there exists no default, breach, failure of condition or event of default by Master Landlord under the Lease, nor any event or condition which, with notice or the passage of time, or both, would constitute a default, breach, failure of condition or event of default thereunder, and Master Landlord has, as of the date hereof, complied with all of the terms and conditions of the Lease. In case of any conflict between the provisions of this Consent and the provisions of the Sublease, the provisions of this Consent shall prevail unaffected by the Sublease.

11] Subtenant shall indemnify and save harmless Master Landlord and Master Landlord’s agents against and from: (i) any and all claims against Master Landlord or such agents of whatever nature arising from any act, omission or negligence of Subtenant, its contractors, licensees, agents, servants, employees, invitees or visitors; (ii) any claims against Master Landlord or such agents arising from any accident, injury or damage whatsoever caused to any person or the property of any person and occurring during the term of the Sublease in or about the Premises, or occurring outside of the Premises, the land or the Building of which the Premises are a part, where such accident, injury or damage results or is claimed to have resulted from any act, omission or negligence of Subtenant or Subtenant’s agents, employees, invitees or visitors; (iii) any breach, violation or non-performance of any covenant, condition or agreement in the Sublease set forth and contained on the part of Subtenant to be fulfilled, kept, observed and performed; and (iv) any cost, liability or responsibility for the payment of any sales tax with respect to any installations, furniture, furnishings, fixtures or other improvements located, installed or constructed in the Premises, or the filing of any tax return in connection therewith. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claims or proceedings brought thereon, and the defense thereof, but shall be limited to the extent of any insurance proceeds carried for the benefit of Master Landlord which are sufficient to satisfy the same.

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This Consent may be executed in any number or counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each such counterpart shall be deemed an original hereof.

IN WITNESS WHEREOF, the undersigned have executed this Consent of Landlord to Sublease to be effective as of the date first above written.

MASTER LANDLORD:

VWP-BV CM 5670, LLC, a Delaware
limited liability company

By: VWP-BV 1 Chandler Midway, LLC, a
Delaware limited liability company, Sole Member

By: VWP Chandler Midway Manager, LLC, an
Arizona limited liability company, Manager

By: ViaWest Properties, LLC, an Arizona limited liability company, its Manager

By:	/s/ Steven R. Schwan
Name:	Steven R. Schwan
Title:	Manager

Date:	3/10/17

SUBLANDLORD:

NXP USA, Inc. a Delaware corporation

By:	/s/ Katherine Haight
Name:	Katherine Haight
Title:	Authorized Representative

Date:	February 13, 2017

SUBTENANT:

Everspin Technologies, Inc., a Delaware corporation

By:	/s/ Jeff Wenzeler
Name:	Jeff Wenzeler
Title:	CFO

Date:	02/09/17

Sublease Agreement

AUS-6315860-5 6050961/91

EXHIBIT A

BASIC LEASE INFORMATION

CHANDLER MIDWAY CORPORATE CENTER

LEASE

Lease Date:	For identification purposes only, the date of this Lease is June 23, 2014

Landlord:	VWP-BV CM 5670, LLC, a Delaware limited liability company

Tenant:	NXP Semiconductors USA, Inc., a Delaware corporation

Building:	5670 West Chandler Blvd., Chandler, Arizona 85226

Rentable Area of Building:	Approximately 55,900 rentable square feet

Premises:	A total of approximately 32,988 rentable square feet (“Rentable Area”) (approximately 29,193 usable square feet), comprised of (i) approximately 27,974 rentable square feet (approximately 24,756 usable square feet) on the first floor of the Building, and (ii) approximately 5,014 rentable square feet (approximately 4,437 usable square feet) on the second floor of the Building, subject to final measurement in accordance with Section 1.3.

Term:	Ten (10) Years, with two (2) options to extend for an additional five (5) years per option. See Rider No. 1.

Commencement Date:	Upon substantial completion of the tenant improvements described in Exhibit D, estimated to be on or about October 1, 2014 (the “Target Commencement Date”); provided, however, the Commencement Date shall be no later than January I,2015. Landlord and Tenant agree to execute a Commencement Date Memorandum when the Commencement Date has been established. See Section 2.1.

Base Rent:	As set forth on Schedule 1 attached hereto.

Utilities and Janitorial Services:	Base Rent is net of all utilities and janitorial services furnished to the Premises. See Section 9.

Tenant’s Proportionate Share of Excess Operating Expenses:	59.01%, subject to adjustment based on final Rentable Area of Premises as determined in accordance with Section 1.3.

Base Year & Expense Stop:	2014 Base Year with a 5% cumulative cap on Controllable Expenses.

Security Deposit:	Not Applicable.

Parking Spaces and Charges:	Thirty-three (33) covered, reserved parking spaces at $40.00 per space per month, plus applicable privilege/sale tax, and eighty-seven (87) uncovered, unreserved parking spaces, available on a first-come, first served basis, at $0.00 per space per month. Tenant shall have a one-time right to reduce the number of covered, reserved spaces on the 70th month of the lease term. All parking charges shall be abated for the first ten (10) months of the initial lease term. See Section 30.

Landlord’s Address for Payment of Rent and Notices:	5110 N. 40th Street, Suite 110 Phoenix, Arizona 85018

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Tenant’s Address for Notices :

(a) NXP Semiconductors, Attn: Site Manager; 5670 W. Chandler Blvd., Chandler, AZ 85226; and with a copy to:

(b) NXP Semiconductors, Attn: Real Estate Manager ; 411 E. Plumeria Drive, San Jose, California 95134

Landlord’s Broker:	Cassidy-Turley Commercial Real Estate Services

Tenant’s Broker:	Cushman & Wakefield of Arizona, Inc.

Guarantor(s):	Not Applicable

Permitted Use:	General office purposes together with related marketing, training, and other administrative support services, and for no other purpose. Notwithstanding the foregoing, Tenant may use a portion of the Premises (not to exceed 20% of the usable square footage) for laboratory and related testing purposes.

Normal Business Hours:

“Normal Business Hours” means from 7:00 a.m. to 6:00 p.m. local time on Business Days, and from 8:00 a.m. to 12:00 noon on Saturdays. “Business Days” means Mondays through Fridays, except for normal business holidays for New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

Tenant to have access to the Premises twenty-four (24) hours a day, seven (7) days per week.

Additional Provisions/Exhibits:

Schedule 1:   Base Rent Schedule

Rider No. 1 : Option to Extend

Rider No. 2:  Right of First Refusal—Expansion

Exhibit A:     Legal Description

Exhibit B:     The Premises

Exhibit C:     Approved Space Plan

Exhibit D:     Work Letter

Exhibit E:     Cleaning And Janitorial Services Specifications

Exhibit F:     Commencement Date Memorandum

Exhibit G:     [Reserved.]

Exhibit H:     Sign Exhibit

The Basic Lease Information set forth above is part of the Lease and capitalized terms shall be defined terms in the Lease. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

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Schedule 1 to Lease

Base Rent*

Period	RSF***	Base Rent Per RSF	Annual Base Rent	Monthly Installment
Months 01-12**:	32,988	$19.00	$626,772.00	$52,231.00
Months 13-24:	32,988	$19.50	$643,266.00	$53,605.50
Months 25-36:	32,988	$20.00	$659,760.00	$54,980.00
Months 37-48:	32,988	$20.50	$676,254.00	$56,354.50
Months 49-60:	32,988	$21.00	$692,748.00	$57,729.00
Months 61-72:	32,988	$21.50	$709,242.00	$59,103.50
Months 73-84:	32,988	$22.00	$725,736.00	$60,478.00
Months 85-96:	32,988	$22.50	$742,230.00	$61,852.50
Months 97-108:	32,988	$23.00	$758,724.00	$63,227.00
Months 109-120:	32,988	$23.50	$775,218.00	$64,601.50

*	The above rental rates and annual and monthly amounts do not include applicable rental tax.
**	Base Rent for the first ten (10) months of the initial Term of the Lease shall be abated subject to the terms and conditions of Section 3.1 of this Lease.
***	The rentable square feet (RSF), annual amounts and monthly amounts set forth above shall be adjusted when the final square footage of the Premises is determined in accordance with Section 1.3 of this Lease.

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LEASE

THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant agree as follows:

1.	PREMISES.

1.1 Leased Premises. Landlord leases to Tenant, and Tenant leases and accepts from Landlord on an “as is, where is, and with all faults” basis, upon the terms and subject to the conditions of this Lease, the space identified in the Basic Lease Information, the approximate configuration and location of which is shown on the floor plan attached hereto as Exhibit B (the “Premises”), in the Building identified in the Basic Lease Information (the “Building”), which is situated on the real property described in Exhibit A attached hereto (the “Land”). As used herein, the “Project” means the Land, the Building, any parking facilities, common areas, driveways, sidewalks and landscaping serving the Building, and all other improvements and facilities now or later located in the Building or on the Land.

Tenant agrees to accept the Premises in its current “AS IS, WHERE IS” condition and acknowledges that LANDLORD MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH THE PREMISES.

1.2 Tenant Improvements. Tenant shall construct certain improvements to the Premises in accordance with the Work Letter attached hereto as Exhibit D (the “Work Letter”) to prepare the Premises for Tenant’s use and occupancy. Except to the extent of any obligations of Landlord under Section 7.1 and the Work Letter, Landlord is leasing the Premises to Tenant “as is”, without any obligation to alter, remodel, improve, repair or decorate any part of the Premises.

1.3 Rentable Area; Final Measurement of Leased Premises. Prior to Substantial Completion of the Premises, Landlord shall cause the project architect (“Landlord’s Architect”) to calculate the rentable square footage of the Premises, as constructed, in accordance with the standards promulgated by the Building Owners and Managers Association, known as “BOMA Z65.1-1996, Standard Method for Measuring Floor Area in Office Buildings”. Following such remeasurement, (x) the rentable square footage calculated by Landlord’s Architect pursuant to the terms of this Section 1.3 shall be binding and conclusive upon the parties, and (y) all amounts, percentages and figures appearing or referred to in this Lease based upon rentable square footage (or Rentable Area) shall be modified in accordance with such determination.

1.4 Rooftop Antenna. Tenant, at its expense and for a monthly fee of zero dollars ($0.00), shall have the right to install (including all necessary connections to equipment located in the Premises) up to two (2) satellite dishes or other antennae which shall not exceed eighteen inches (18”) in height and/or width/diameter (the “Antennae”) on the roof of the

Building for Tenant’s exclusive use in connection with Tenant’s business in the Premises. The location of the Antenna shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to installation of its Antennae, Tenant shall submit plans and specifications to Landlord for its review and approval. Notwithstanding anything in this Lease to the contrary regarding allocation of risk for damage to the Building, Tenant shall be responsible to Landlord for any damage to the roof or other areas of the Building caused by Tenant during the installation, removal, repair, maintenance or operation of such Antennae. Tenant shall have the right to have a study conducted by its representatives as to the suitability of the roof of the Building for installation of such Antennae. Landlord agrees to allow such representative(s) access to the Building and roof to perform such study. Tenant shall, at its sole cost and expense, relocate the Antennae if such relocation is necessary for Landlord to perform maintenance or repairs with respect to the roof or if the Antennae is, in Landlord’s reasonable judgment, damaging the roof in its then current location.

2.	TERM.

2.1 Term. The term of this Lease (the “Term”) shall be for the period which commences on the date (the “Commencement Date”) upon which Tenant has substantially completed the tenant improvement work in accordance with Exhibit D attached hereto, estimated to be on or about October 1, 2014 (the “Target Commencement Date”), and, unless sooner terminated in accordance with the terms and conditions set forth herein, shall expire on the last day of the one hundred twentieth (120th) full calendar month following the Commencement Date (the “Expiration Date”). Notwithstanding the foregoing or anything to the contrary in. this Lease, in no event shall the Commencement Date be later than January l, 2015. Following the Commencement Date, the parties shall promptly execute a Commencement Date Memorandum in the form attached hereto as Exhibit F, wherein the parties shall specify the Commencement Date, the Expiration Date, the final Rentable Area of the Premises, and any changes to the Base Rent schedule set forth on Schedule 1 and Tenant’s Proportionate Share of Excess Operating Expenses.

2.2 Pre-Term Access. Tenant and Tenant’s representatives, contractors and subcontractors shall have the right, at its or their own risk and without an obligation to pay rent or other charge, to enter the Premises prior to the Commencement Date to complete the tenant improvement work described in Exhibit D attached hereto and for the purpose of performing any construction relating to the installation of telephone, computers, data/phone cabling, furniture and special fixtures not installed by Landlord. Tenant shall give Landlord at least 48 hours’ notice prior to any such pre-term entry. Tenant agrees that prior to the Commencement Date it shall not interfere in any commercially unreasonable way with the progress of any Landlord’s work (if applicable) by such entry. Should such entry prove a commercially unreasonable impediment to the progress of any Landlord’s work, in Landlord’s commercially reasonable judgment, Landlord may demand that Tenant forthwith vacate the Premises until such time as such Landlord’s work is complete, and Tenant shall immediately comply with such demand. Tenant may use such utilities as are available during the course of such pre-term possession. Prior to any such entry, Tenant shall provide Landlord with a certificate of insurance in accordance with Section 11 below. During the course of any pre-term possession, all terms and conditions of this Lease, except for rent and commencement, shall apply, including but not limited to, the indemnification provisions in Section 10 below.

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2.3 Renewal Option. Tenant shall have the option to extend the Term of the Lease as provided in Rider No. 1 attached hereto.

2.4 Tenant’s One-Time Early Termination Right.

(a) Provided that the Lease shall be in effect at the time that Tenant shall exercise this Early Termination Right, and provided further that the Early Termination Right shall be of no force and effect if Tenant is in default under the Lease at the time Tenant shall exercise it, Tenant shall have a one-time right to terminate the Lease effective as of the last day of the ninety-third (93rd) month of the initial Term (“Early Termination Right”). Tenant shall exercise such right by providing written notice to Landlord at least nine (9) months prior to the effective date of termination, along with payment of the amounts set forth below. The Early Termination Right is personal to the original Tenant named in the Basic Lease Information and may not be assigned or exercised by any other party other than a Permitted Transferee (defined in Section 14.3 below).

(b) Tenant shall pay to Landlord at the time that Tenant delivers the notice exercising its right to terminate, a fee (the “Termination Fee”) in readily available funds, equal to the sum of: (i) three (3) months of then-current Base Rent, plus applicable tax thereon, plus (ii) the unamortized cost, calculated assuming an 8% annual interest rate, of the following items incurred by Landlord in connection with the Lease (including the exercise of any expansion rights): (A) any tenant improvement expenses incurred by Landlord (including hard and soft costs), (B) any leasing commissions paid by Landlord, (C) the Rent Concession provided in Section 3.1 below, and (D) the Relocation Allowance provided by Landlord to Tenant pursuant to the Work Letter. Such amounts shall be amortized on a straight-line basis over a 120-month period commencing on the Commencement Date of the Lease, reducing by an equal amount each month. Within ninety (90) days following the Commencement Date, Landlord shall calculate the Termination Fee and deliver written notice thereof to Tenant.

(c) Upon the effective date of the termination, Tenant shall vacate the Premises in accordance with the terms of the Lease governing surrender upon expiration.

3.	RENT; COMMON AREAS.

3.1 Base Rent.

(a) Base Rent. Tenant shall pay to Landlord the Base Rent set forth in Schedule l attached hereto, without prior notice or demand, and except as set forth in this Lease, without setoff, deduction or abatement, on the first day of each and every calendar month of the Term, except that Base Rent for the first full calendar month shall be paid upon execution of this Lease. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

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(b) Base Rent Abatement. Provided no Event of Default has occurred, Landlord shall not collect or demand from Tenant Base Rent for the first ten (10) full calendar months commencing on the Commencement Date (the “Rent Concession”). In the event that Landlord exercises any remedies pursuant to Section 15.2 below following an Event of Default which occurs at any time during the initial term of the Lease and remains uncured following the expiration of any applicable notice and cure period, then a pro rata portion of the Rent Concession (calculated by multiplying the Rent Concession by a fraction, the numerator of which is the number of months remaining in the initial lease term as of the date of the Event of Default, and the denominator of which is 120) shall immediately become due and payable by Tenant to Landlord and shall accrue interest at the Interest Rate (defined in Section 16.2 below) from the date due until paid.

3.2 Additional Rent. In addition to Base Rent, all other amounts to be paid by Tenant lo Landlord pursuant to this Lease, if any, shall be deemed to be “Additional Rent”, and shall be due and payable on the date specified in this Lease, or if no such date is specified, within ten (10) days after receipt by Tenant of Landlord’s statement.

3.3 Use of Common Areas. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Building and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways, and landscaped areas. The use and occupancy by Tenant of the Premises shall include the use of the Common Areas, subject, however, to rules and regulations for the use thereof as prescribed from time to time by Landlord or the owner of such Common Areas, including the right of Landlord or such owner to impose parking charges, whether by meter or otherwise. In no event, however, shall Tenant, its agents, contractors or employees use the Common Areas for the display, sale, or storage of merchandise, supplies, equipment or other materials.

3.4 Operating Expenses. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s Proportionate Share (as specified in the Basic Lease Information) of Excess Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease after the Base Year, in the manner set forth in Section 3.6 below. As used herein, the following terms have the following meanings:

(a) “Base Year” means 2014 with a five percent (5%) cap on Controllable Expenses per annum, on a cumulative basis (as further described in subparagraph (c) below).

(b) “Excess Operating Expenses” means the amount (prorated for any partial calendar year) by which Operating Expenses for that calendar year exceed Operating Expenses for the Base Year; provided, however, that Base Rent will never be reduced, even if Operating Expenses for any calendar year are less than Operating Expenses for the Base Year.

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(c) “Operating Expenses” means all expenses, costs and disbursements of every kind and nature relating to or incurred or paid by Landlord during the Term of this Lease in connection with the ownership, operation, repair and maintenance of the Project and any equipment, fixtures and facilities used in connection therewith, including, but not limited to, wages and salaries of all employees directly engaged in the operation, maintenance or security of the Project, including taxes, insurance and benefits relating thereto; the cost of all labor, supplies, equipment, materials and tools used in the operation and maintenance of the Project; management fees; the cost of all legal and accounting expenses incurred in connection with the ownership and operation of the Project; the cost of all utilities for the Project, including, but not limited to, the cost of water, sewer, waste disposal, gas, electricity and power for heating, lighting, air conditioning and ventilating; the cost of all maintenance and service agreements for the Project, including but not limited to, security service, window cleaning, elevator maintenance and common area janitorial service; the cost of all insurance relating to the Project, including, but not limited to, the cost of fire and extended coverage, rental loss or abatement and casualty and liability insurance applicable to the Project and Landlord’s personal property used in connection therewith, plus the cost of all deductible payments made by Landlord in connection therewith; Taxes (as defined in Section 8.2); the cost of all license and permit fees; the cost of repairs, restoration and general maintenance; a reasonable amortization charge in accordance with generally accepted accounting principles and commercially reasonable practices on account of any capital expenditure incurred in an effort (i) comply with any Laws (defined below), or (ii) to reduce the Operating Expenses of the Project (with the yearly amortization charge to be equal to the greater of the amortization charge determined in accordance with generally accepted accounting principles or the amount of the yearly reduction in Operating Expenses attributable to the expenditure); the cost of any other services to be provided by Landlord that are stated elsewhere in this Lease to be Operating Expenses; and, all other items constituting operating and maintenance costs in connection with the Project according to generally accepted accounting principles. Except as specifically provided in the immediately preceding sentence, Operating Expenses shall not include the items set forth in Section 3.5 below.

Landlord will compute Operating Expenses in accordance with consistently applied accounting principles, and if the Building is not fully occupied, or if Building Standard services are not provided to the entire Building during any calendar year (including the Base Year), Landlord will be entitled to gross-up all Operating Expenses that vary with occupancy as if the Building has been 95% occupied and Building Standard services bad been provided to the entire Building during that calendar year. As used herein, “Building Standard” means the type, brand, quality, or quantity of materials, equipment, insurance coverages, methods, scheduling, usages, or services that Landlord may designate from time to time for minimum or exclusive use in the Project.

For purposes of computing Tenant’s Proportionate Share of Excess Operating Expenses, Operating Expenses which are not Uncontrollable Expenses (“Controllable Expenses”) in any calendar year will not increase by an amount that exceeds five percent (5%) compounded annually and on a cumulative basis, over Controllable Expenses in the Base Year, but any increases in Excess Operating Expenses that Landlord does not recover due to this limitation will carry forward to all succeeding calendar years during the Term (subject to the five percent (5%) per annum, cumulative limitation) until finally recouped by Landlord. As used herein, “Uncontrollable Expenses” means and includes Taxes, including the reasonable costs

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and expenses of contesting the validity or amount thereof, fees or charges imposed by any governmental entity, insurance premiums, utilities, association dues and costs imposed by covenants or easements, and other uncontrollable expenses, all without regard to the level of increase in any or all of the above in any year or other period of time. Tenant will be required to pay 100% of any increase in Tenant’s Proportionate Share of Excess Operating Expenses attributable to Uncontrollable Expenses.

Any Operating Expenses that are specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building or other building. However, any Operating Expenses, that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Landlord to all buildings in the Project. The inclusion of the improvements, facilities and services set forth in the definition of Operating Expenses shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless the Project already has the same, Landlord already provides the services, or Landlord has agreed elsewhere in this Lease to provide the same or some of them.

As used herein, “Laws” means all laws, ordinances, building codes, rules, regulations, orders and directives of any governmental authority having jurisdiction and recorded documents now or in the future applicable to the Premises.

3.5 Operating Expense Exclusions. Notwithstanding anything to the contrary contained in this Lease, “Operating Expenses” shall not include and Tenant shall not have any obligation to pay for the following:

(a) Costs of decorating, redecorating, or special cleaning or other services not provided on a regular basis to tenants of the Building;

(b) Wages, salaries, fees and benefits paid to executive personnel or officers or partners of Landlord;

(c) Any charge for depreciation of the Building or equipment and any interest or other financing charges;

(d) Any charge for Landlord’s income taxes, excess profit taxes, franchise taxes, inheritance taxes, gift taxes, transfer taxes, excise taxes, capital levies, late payment charges and penalties, or similar taxes on Landlord’s business, or special assessments levied against the property other than real estate assessments;

(e) All costs relating to activities for the solicitation and execution of leases of space in the Building or relocation of existing tenants;

(f) All costs for which Tenant or any other tenant in the Building is being charged other than pursuant to the operating expense clauses in the applicable lease;

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(g) The cost of any electric current furnished to the Premises or any rentable area of the Building for purposes other than the operating of building equipment and machinery and the lighting of public toilets, stairways, shaft ways and building machinery or fan rooms;

(h) The cost of correcting defects in the construction of the Building or in the Building equipment, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for purposes of this category;

(i) The cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building;

(j) Any increase in insurance premium to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant;

(k) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to this paragraph;

(l) The cost of any additions or capital improvements to the Building subsequent to the date of original construction, except for a reasonable amortization charge in accordance with generally accepted accounting principles and commercially reasonable practices on account of any capital expenditure incurred in an effort to comply with any Laws or to reduce the Operating Expenses of the Project (with the yearly amortization charge to be equal to the greater of the amortization charge determined in accordance with generally accepted accounting principles or the amount of the yearly reduction in Operating Expenses attributable to the expenditure) (“Permitted Capital Expenditure Charges”);

(m) The cost of any repairs, alterations, additions, changes, replacements, and other items which, under generally accepted accounting principles, are properly classified as capital expenditures to the extent they upgrade or improve the Building, as opposed to replace existing items which have worn out, except for Permitted Capital Expenditure Charges.

(n) Any operating expense representing an amount paid to a related corporation, entity or person which is in excess of the amount which would be paid in the absence of such relationship;

(o) The cost of tools and equipment used initially in the construction, operation, repair and maintenance of the Building;

(p) The cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant;

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(q) The cost of alterations of space m the Building leased to other tenants;

(r) The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord’s expense;

(s) Capital improvements or expenditures incurred to reduce Operating Expenses shall be included in Operating Expenses to the lesser of the annual amortized amount of said improvements or expenditures (over the useful life of the improvement or item) or the actual savings;

(t) Ground rent or similar payments to a ground Landlord;

(u) Salaries paid to employees above the Building Manager level; attorney and accountants; commission to brokers; advertising and promotion costs;

(v) Any costs, fines, penalties and the like due to Landlord’s violation of any governmental rule or authority;

(w) Capital expenditures required as a result of Landlord’s failure to comply with laws enacted on or before the Commencement Date;

(x) The cost of removal, abatement or treatment of any hazardous materials or environmental pollutants, including but not limited to, asbestos, mold, fungus, lead paint or other environmental substances that existing in the Premises or project prior to tenancy or that were note placed on the Premises or caused by Tenant’s negligence; and

(y) The costs of installing and operation expenses of any specialty services, such as luncheon club or food service facility, athletic facility, valet services or other such services in the Building or the project.

3.6 Payment of Operating Expenses; Audit Rights. Tenant’s proportionate share shall be equal to the rentable square feet of the Premises divided by the rentable square feet of the Building (the “Proportionate Share”). Tenant’s Proportionate Share of Excess Operating Expenses shall be paid in monthly installments on the first day of each calendar month, in advance, in an amount estimated by Landlord from time to time. Subsequent to the end of each calendar year (or fiscal year, at Landlord’s option), Landlord shall furnish Tenant with a statement (the “Expense Statement”) of the actual amount of Tenant’s Proportionate Share of such costs and expenses for such period. If the total amount paid by Tenant for any such year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after the furnishing of each such statement. If the total amount paid by Tenant hereunder for any such year shall exceed such actual amount due from Tenant for such year, such excess shall be refunded to Tenant within ten (10) days after the furnishing of each such statement. Landlord may estimate the annual budget and charge Tenant its estimated Proportionate Share on a monthly basis subject to revision by

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Landlord of the budget from time to ti.me and, further, subject to final annual adjustment based upon the actual costs and expenses incurred by Landlord. Tenant, at its cost, shall have the right to inspect or audit, in Landlord’s offices, during Landlord’s usual business hours, within the ninety (90) day period following delivery of the Expense Statement, Landlord’s records of the Operating Expenses referred to in such statement. Any such independent certified public accountant or other professional utilized by Tenant in respect to any such inspection or audit shall not be engaged on a contingency fee or similar basis, but shall only be engaged on the basis of a fixed fee or fixed hourly rate schedule. Tenant shall pay the costs of such audit or inspection; provided, however, that if the Expense Statement for the time period in question is determined to be in error, resulting in an overcharge by Landlord of more than five percent (5%) during the applicable period under review, Landlord shall pay the reasonable inspection/audit costs. Tenant may not conduct an inspection or have an audit performed pursuant to this paragraph more than once during any calendar year. Tenant shall maintain confidential the results of such audit and inspection unless such third party likewise agrees with Landlord in writing in advance to maintain the results of such audit or inspection as confidential; provided, however, that such obligations of confidentiality shall not prohibit disclosure of such information to the extent required in any arbitration proceeding or in any litigation or other similar proceeding between Landlord and Tenant hereunder or as may be otherwise required by governmental requirement. If within such ninety (90) day period neither party hereto delivers to the other party a notice referring in reasonable detail to one or more errors in such statement, it shall be deemed conclusively that the information set forth in the Expense Statement is correct., complete and binding on the Landlord and Tenant.

4.	SECURITY DEPOSIT.

Intentionally Deleted.

5.	USE AND COMPLIANCE WITH LAWS.

5.1 Use. The Premises shall be used solely for the use set forth in the Basic Lease Information (the “Permitted Use”) and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the “Rules and Regulations” (as defined in Section 27 - Rules and Regulations). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering all or any part of the Property. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Project. Any request for a change in use shall be submitted to Landlord in writing for approval. Such approval shall be exclusively at Landlord’s discretion. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or overload any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (such systems, including the HVAC, are referred to herein as the “Building Systems”), or jeopardize the structural integrity of all of any part of the Building; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other

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than typical office equipment; or (iii) connect (directly, or indirectly through use of intermediate devices, electrified strip molding, or otherwise) to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of eighty percent (80%) of the rated capacity of the circuit.

5.2 Hazardous Materials.

(a) Definitions.

(1) “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, medical waste, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, including amendments, including for example on the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation, or (C) medical and biohazard wastes regulated by federal, state or local laws or authorities which includes any gaseous, liquid and solid waste which is generated in the diagnosis, treatment or immunization of a human being or animal or in any research relating to that diagnosis, treatment or immunization, or in the production or testing of biologicals, which includes but is not limited to: cultures and stocks of infectious agents and associated biologicals, including cultures from medical and pathological laboratories, cultures and stocks of infectious agents from research and industrial laboratories, wastes from the production of biologicals, discarded live and attenuated vaccines, and culture dishes and devices used to transfer, inoculate, and mix cultures; pathological wastes, including tissues, organs, and body parts that removed during surgery or autopsy; waste human blood and products of blood, including serum, plasma, and other blood components; sharps that have been used inpatient care or in medical, research, or industrial laboratories, including hypodermic needles, syringes, pasteur pipettes, broken glass, and scalpel blades; contaminated animal carcasses, body parts, and bedding of animals that were exposed to infectious agents during research, production of biologicals, or testing of pharmaceuticals; wastes from surgery or autopsy that were in contact with infectious agents, including soiled dressings, sponges, drapes, lavage tubes, drainage sets, underpads, and surgical gloves; laboratory wastes from medical, pathological, pharmaceutical, or other research, commercial, or industrial laboratories that were in contact with infectious agents, including slides and cover slips, disposable gloves, laboratory coats, and aprons; dialysis wastes that were in contact with the blood of patients undergoing hemodialysis, including contaminated disposable equipment and supplies such as tubing, filters, disposable sheets, towels, gloves, aprons, and laboratory coats; discarded medical equipment and parts that were in contact with infectious agents; biological waste and discarded materials contaminated with blood, excretion, exudates or secretions from human beings or animals who are isolated to protect others from communicable diseases; or such other waste material that results from the administration of medical care to a patient by a health care provider and represents a threat to human health or the environment.

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(2) “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3) “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials.

(4) “Environmental Losses” shall mean all expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property as a result of Hazardous Materials damaging the Premises or Property.

(b) Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of Tenant’s business and consistent with the Permitted Use identified in the Basic Lease Information (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property and shall clean up, detoxify, repair and otherwise restore the Premises and/or the Property to a condition free of Hazardous Materials. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (f) below) shall survive the expiration or termination of this Lease.

(c) Compliance. Tenant shall, at Tenant’s expense, promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Property or Land1ord’s use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by

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Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand.

(d) Compliance with Insurance Requirements. Tenant also shall comply with the requirements of Landlord’s and Tenant’s respective insurers regarding Hazardous Materials and with such insurers’ recommendations based on prudent industry practices regarding management of Hazardous Materials.

(e) Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this section, and, (ii) to perform Tenant’s obligations under the Section if Tenant bas failed to do so after reasonable notice to Tenant. Landlord shall also have the right with reasonable cause to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize an interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused by such entry.

(f) Tenant Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and all other Landlord Parties (as defined in Section 10.3 below) for, from and against all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time to the extent arising out of or resulting from the Handling by Tenant and/or its Representatives of Hazardous Materials at or about the Property during the Term of the Lease or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises during the Term of the Lease. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Section 10 of this Lease. Tenant’s obligations pursuant to this Section 5.2(f) shall survive the termination or expiration of this Lease.

(g) Landlord Indemnification. Landlord shall indemnify, defend and hold harmless Tenant and its directors, officers or shareholders, and its or their partners, members, managers, directors, officers, shareholders, employees and agents for, from and against all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, arising directly from the handling by any Landlord Parties of Hazardous Materials at or about the Property or Landlord’s failure to comply with all Environmental Requirements with respect to the Property. Landlord’s obligations pursuant to this Section 5.2(g) shall survive the termination or expiration of this Lease.

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(h) Existing Conditions. Notwithstanding anything contained in this Section 5 to the contrary, Tenant shall not have any liability to Landlord under this Section 5 resulting from any conditions existing or events occurring, or any Hazardous Materials existing or generated, at1 in, on, under or in connection with the Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Premises by Tenant).

5.3 AMERICANS WITH DISABILITIES ACT.

(a) The Landlord is responsible, at its cost, for all alterations, additions, improvements and/or renovations required to cause the Common Areas to be in compliance with the Americans with Disabilities Act, which became effective January 26, 1992 (“ADA”), as in effect on the date hereof. Tenant is responsible for compliance with the ADA within the Tenant’s Premises at its cost. Any changes made by Tenant to comply with the ADA must be approved in writing and in advance by Landlord in accordance with the Lease. Approval by Landlord will not be withheld unreasonably. Tenant will indemnify, defend and hold Landlord harmless from all costs, claims or charges arising from Tenant’s breach of its obligations under the Lease including, but not limited to, the ADA.

(b) Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Project or of the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Project or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Project or the Premises.

6.	ALTERATIONS.

6.1 Tenant shall not make any alterations, improvements or changes in the Premises (“Alterations”) without Landlord’s prior written consent. Any Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using existing and/or new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) in compliance with any other reasonable conditions established by Landlord. Such conditions may include requirements for Tenant to provide payment or performance bonds or additional insurance from Tenant or Tenant’s contractors, subcontractors or design professionals. Landlord also may require that any Alterations be subject to the supervision of Landlord or its designee. If any work outside the Premises, or any work on or adjustment of any of the Building Systems, is required in connection with or as a result of Tenant’s Alterations, such work shall be performed at Tenant’s expense by contractors designated by Landlord. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the

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Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability of such work or compliance of such work with applicable laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall, upon installation, become part of the realty and be the property of Landlord. Landlord shall review and respond to Tenant’s requests for approval of any Alterations within a commercially reasonable period of time considering the particular facts and circumstances.

6.2 Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations, and a copy of the contractor’s license. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. In the event Landlord consents to the use by Tenant of its own architect and/or contractor for the installation of any such Alterations, prior to the commencement of such work, Tenant shall provide Landlord with evidence that Tenant’s contractor has procured workers’ compensation, liability and property damage insurance (naming Landlord as an additional insured) in a form and in an amount approved by Landlord, and evidence that Tenant’s architect and/or contractor has procured the necessary permits, certificates and approvals from the appropriate governmental authorities. Landlord’s approval pursuant to this Section 6.2 shall not be unreasonably withheld or delayed.

6.3 Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work or Alterations performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause such lien to be released by payment, bonding or otherwise within ten (10) days after the attachment of such lien, Landlord shall have the right, but not the obligation, to cause such lien to be released, and any sums expended by Landlord in connection with such lien shall be payable by Tenant on demand, with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest). Tenant shall give Landlord at least ten (10) days’ notice prior to the commencement of any Alterations and shall cooperate with Landlord in posting and maintaining notices of nonresponsibility in connection therewith.

6.4 Subject to the provisions of Section 5 - Use and Compliance with Laws and the provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

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7.	MAINTENANCE AND REPAIRS.

7.1 Landlord’s Obligation. Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating, and electrical systems, installed or furnished by Landlord, and all repairs in the interior of the Premises, w1less such maintenance and repairs are caused by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Section 12.l(b) hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance, now or hereafter in effect. Notwithstanding the foregoing or anything to the contrary herein, (i) Landlord will install, maintain, service and repair or replace only the Building Standard HVAC units that service the general office area of the Premises, and (ii) Tenant, at Tenant’s sole cost and expense, shall install, maintain, repair and/or replace any supplementary or specialty HVAC units above Building Standard that are required by Tenant’s use of the Premises.

7.2 Tenant’s Obligations.

(a) By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good condition, sanitary order, and repair, subject to Landlord’s obligations as set forth in Section 7.1. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition, ordinary wear and tear excepted. Tenant shall upon the expiration or sooner termination of this Lease surrender the Premises to the Landlord in good condition, broom clean, ordinary wear and tear excepted. Except as set forth in Section 7.1, Landlord shall have no obligation whatsoever to alter, remodel, improve, decorate, or paint the Premises or any part thereof, unless otherwise set forth in the Work Letter, and the parties hereto affirm that Landlord has made no representation to Tenant respecting the condition of the Premises or the Building. Tenant shall pay for the cost of all repairs to the Premises not required to be made by Landlord and shall be responsible for any redecorating, remodeling, alteration and painting during the Term as necessary. Tenant acknowledges that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitors closets, bathrooms, break rooms and around outside walls) for mold prevention. Tenant agrees to promptly notify Landlord if it observes mold/mildew and/or unusual moisture conditions (from any source, including leaks), and allow Landlord to evaluate and/or make recommendations.

(b) If Tenant fails to perform Tenant’s obligations under this Section 7.2, Landlord may at Landlord’s option enter upon the Premises after reasonable notice to Tenant (or, in an emergency, without such notice) and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of twelve percent (12%) per annum shall be due and payable as additional rent to Landlord together with Tenant’s next rent installment.

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7.3 Landlord reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease, so long as Landlord provides reasonable notice to Tenant and such actions do not unreasonably interfere with Tenant’s access to, use of, or quiet enjoyment of the Premises:

(a) To make alterations, additions, repairs, improvements to or in the Building or Project, the fixtures and equipment in the Building, and the Building Systems, or decrease the size or area of any part of the Project other than the Building;

(b) Subject to sixty (60) days prior written notice to Tenant, to change the Building’s name or street address;

(c) To install and maintain any and all signs on the exterior of the Building, and all exit, fire alarm and other signs required by building codes in the interior of the Building (but not any business related signs used by Tenant in the course of its business) ;

(d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, locations, lay-out and nature of the common areas and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of common areas; and

(e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking in the Project (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Project related to such controls and guidelines.

(f) To designate all sources furnishing sign painting and lettering;

(g) During the last ninety (90) days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair alter or otherwise prepare the Premises for re- occupancy, without affecting Tenant’s obligation to pay Base Rent;

(h) On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Building or the Property and to others having interest in the Property, Premises or Building at any time during the Lease Term, and to prospective tenants during the last three (3) months of the Lease Term;

(i) To take any and all measures, including entering the Premises for the purposes of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building or Project (including, for the purposes of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems) as may be necessary or desirable for the operation, improvement, safety, protection or

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preservation of the Premises, the Building or Project, or in order to comply with all laws, orders and requirements of governmental or other authorities, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord shall endeavor (except in an emergency) to minimize interference with Tenant’s business in the Premises;

(j) To relocate various facilities within the Building and in the Project if Landlord shall determine such relocation to be in the best interest of the development of the Building and the Project, provided, that such relocation shall not materially restrict access to or negatively alter the Premises;

(k) After the expiration of the initial Term of the Lease, to change the nature, extent, arrangement, use and location of the Building or Project common areas;

(l) After the expiration of the initial Term of the Lease, to make alterations or additions to and to build additional stories on the Building, and at any time during the Lease Term, to build additional buildings or improvements in the Project; and

(m) To install vending machines of all kinds in the Premises and the Building, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.

Except for Tenant’s right to access the roof for purposes of maintaining, repairing and installing its antenna systems on the roof of the Building as set forth in Section l.4 above, Landlord further reserves the exclusive right to the roof of the Building. No easement for light, air, or view is included in the leasing of the Premises to Tenant. Accordingly, any diminution or shutting off of light, air or view by any structure which may be erected on the Property or other properties in the vicinity of the Building shall in no way affect this Lease or impose any liability upon Landlord.

8.	TENANT’S TAXES.

8.1 “Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state, local and federal personal or corporate net income taxes measured by the net income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”), and (c) all excise, sales, or transaction privilege taxes on merchandise sold by Tenant from the Premises; and (d) Tenant’s Proportionate Share of Taxes, which shall be included in the calculation of Operating Expenses under Section 3.4 above. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent, Additional Rent or other charges are payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence of such payment). If Landlord pays all or any portion of Tenant’s Taxes, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement. Taxes applicable to the entire Property shall be allocated among the Buildings in the Project on an equitable basis as determined by Landlord in accordance with Sections 3.4 and 3.5.

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8.2 “Taxes”, as used in this Lease, means all ad valorem taxes, personal property taxes, and all other taxes, assessments, and all other similar charges in any form, if any, which are levied, assessed, or imposed upon or become due and payable in connection with, or a lien upon, the land, the Project or facilities used in connection therewith, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in this definition of Taxes, whether or not now customary or within the contemplation of the parties; but excluding, however, taxes and assessments attributable to the personal property of tenants and paid by such tenants as a separate charge.

9.	UTILITIES AND SERVICES.

9.1 Description of Services. Subject to reimbursement by Tenant pursuant to Section 9.3 below, Landlord shall provide beating, ventilation and air conditioning (“HVAC”), electricity, gas, water and sewer, and trash disposal services to the Premises. Tenant shall pay for all such utilities supplied to the Premises by Landlord, together with any taxes thereon, as Additional Rent, as provided in Section 9.3 below. All circuits providing power to the Premises will be sub-metered as part of the tenant improvements described in the Work Letter. If any other utility service is not separately metered to the Premises, Tenant shall pay Tenant’s Proportionate Share of all charges for such jointly metered service, as determined by Landlord from time to time based on the square footage of the Premises. Landlord shall have the right to separately meter any utilities furnished to the Premises. Landlord shall also provide janitorial services to the Common Areas five (5) days per week (excluding weekends and Holidays) in accordance with the Cleaning and Janitorial Services Specifications attached hereto as Exhibit E. Landlord has no obligation to provide janitorial services to the Premises. Landlord shall provide lighting and HVAC to the Common Areas during Normal Business Hours.

9.2 Telephone, Janitorial, Security & Other Services. In addition to the foregoing, Tenant shall be responsible for, shall contract directly with the applicable supplier, and shall pay promptly and directly to the appropriate supplier, all charges for telephone and telecommunication services, janitorial services to the Premises, security services, interior landscape maintenance and other services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon.

9.3 Payment for Utilities. Tenant shall pay to Landlord, in monthly installments on the first day of each calendar month, in advance, as Additional Rent, the amount estimated by Landlord from time to time for the utilities provided by Landlord pursuant to Section 9.1 above, to the extent such utilities are not contracted for directly by Tenant. Subsequent to the end of each calendar year and at the end of the Term (or, at Landlord’s option, at the end of any calendar month), Landlord shall furnish Tenant with a statement of the actual amount of the cost of such utilities for such period. If the total amount paid by Tenant for any such period shall be less than the actual amount due from Tenant for such period as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant

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and the actual amount due, such deficiency to be paid within ten (10) days after the furnishing of each such statement; if the total amount paid by Tenant for any such period shall exceed such actual amount due from Tenant for such period, the excess shall be credited against the next installment due from Tenant to Landlord; provided, however, if the Term has expired, such excess shall be refunded to Tenant at the time Landlord delivers the statement.

9.4 Electricity Specifications. Landlord shall provide 1,500 amperes of electrical energy for laboratory use and standard building lighting fixtures and for the operation of desk-top portable office equipment, provided that (the connected electrical load of such equipment does not exceed an average of three (3) watts per square foot of the Premises and (B) the electricity so furnished for equipment uses will be at a nominal 120 volts, and no electrical circuit for the supply of such use need have a current capacity exceeding twenty (20) amperes. Notwithstanding any of the foregoing, Landlord will provide electrical capacity as specified in the Approved Space Plan attached hereto as Exhibit C, including but not limited to, required power for the laboratory portion of the Premises.

9.5 Interruption/Disruption of Services.

(a) Except as expressly set forth m this Lease, no damages, compensation, claims or losses, liabilities, cost or expenses (including reasonable attorneys’ fees) shall be payable by Landlord and this Lease and the obligation of Tenant to perform all of its covenants and agreements set forth in this Lease shall in no way be affected, impaired, reduced or excused in the event that there shall be an interruption, curtailment or suspension of the Building’s HVAC, utility, sanitary, elevator, water, telecommunications, security (including equipment, devices, and personnel) or other Building Systems serving the Premises or any other services required by Landlord under this Lease (an “Interruption of Service”), by reason of: (i) any damage or destruction which is the subject of Article 12, (ii) any condemnation which is the subject of Article 13, (iii) an accident, except resulting from Landlord’s or Landlord’s agent’s or employee’s willful misconduct or gross negligence, (iv) an emergency, (v) shortages of labor or materials, or (vi) an event of Force Majeure including, but not limited to, (1) a lack of access to the Building or the Premises (which shall include, but not be limited to, a lack of access to the Premises when it or they are structurally sound, but inaccessible due to evacuation of the surrounding area or damage to any nearby structures or public areas; (2) any cause outside of the Building; (3) reduced air quality or other contaminants within the Building that would adversely affect the Building or its occupants (including, but not limited to, the presence of biological or other airborne agents within the Building or the Premises); (4) disruption of mail or deliveries to the Building or the Premises resulting from damage or destruction which is the subject of Article 12; (5) disruption of telephone and telecommunication services to the Building or the Premises resulting from damage or destruction which is the subject of Article 12; or (6) blockages of any windows, doors or walkways to the Building or the Premises resulting from damage or destruction which is the subject of Article 12.

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(b) Landlord reserves the right, without any liability to Tenant, except as otherwise expressly set forth in this Lease, and without being in breach of any covenant of this Lease, to affect an Interruption of Service, as may be required by this Lease or by applicable governmental restrictions, laws, codes and ordinances or as Landlord in good faith deems advisable, whenever and for so long as may be necessary to make repairs, alterations, upgrades, changes or for any other reason, to the Building’s HVAC, utility, sanitary, elevator, water, telecommunications, security or other Building Systems serving the Premises or any other services required of Landlord under this Lease. In each instance, Landlord shall exercise reasonable diligence to eliminate the cause of the Interruption of Service if resulting from conditions within the Building and to conclude the Interruption of Service. Landlord shall give Tenant written notice of the commencement and anticipated duration of any such Interruption in Service.

(c) The occurrence of an Interruption of Service pursuant to this Section 9.5 shall not (i) constitute an actual or constructive eviction of Tenant in whole or in part; (ii) entitle Tenant to any abatement or diminution of Base Rent, Additional Rent or other charges payable under this Lease (except as otherwise expressly set forth in this Lease); (iii) relieve or release Tenant from any of its obligations under this Lease; or (iv) entitle Tenant to terminate this Lease.

9.6 Selection of Utility Service Providers.

(a) All times during the Term Landlord shall have the right to select the utility company or companies that shall provide utility services to the Premises.

(b) Landlord shall not be liable in damages or otherwise for any loss, damage or expense that Tenant may sustain by reason of any change, failure, interference, disruption or defect in the utility services provided to the Premises.

(c) Notwithstanding the foregoing or anything to the contrary herein, Tenant shall have the right to obtain telephone and other communications services from a provider other than the Regional Bell Operating Company. In the event Tenant enters into an agreement with an alternate provider, Landlord agrees to deliver a license agreement to that provider, which permits such provider to install, at Tenant’s sole cost and expense, fiber optic, wireless or other transmission and reception medium equipment in and on the building or property as necessary to adequately serve Tenant. Such license agreement shall be offered at a nominal annual charge to the provider and shall contain such other commercially reasonable terms as approved by Landlord.

10.	INDEMNIFICATION AND EXCULPATION.

10.1 Indemnification. To the fullest extent permitted by law, Tenant will, at Tenant’s sole cost and expense, Indemnify Landlord Parties against all Claims arising during the Term of the Lease from (a) any Personal Injury, Bodily Injury or Property Damage whatsoever occurring in or at the Premises, except to the extent caused by the negligence or willful misconduct of any Landlord Parties (unless covered by insurance maintained by Tenant pursuant to the provisions of this Lease) and except to the extent such Claims are brought by any Landlord Parties; (b) any Bodily Injury to an employee of a Tenant Party arising out of and in the course of employment of the employee; (c) subject to the waiver of subrogation provisions of this Lease, any negligence or willful misconduct of any of the Tenant Parties in, on or about the

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Premises or the Property; (d) the conduct of Tenant’s business; (e) any alterations, activities, work or things done by Tenant Parties in, at or about the Premises or Property, including the violation of or failure to comply with, or the alleged violation of or alleged failure to comply with any applicable laws, statutes, ordinances, standards, rules, regulations, orders, or judgments in existence on the date of the Lease or enacted, promulgated or issued after the date of this Lease including Environmental Requirements (defined in Section 5.2(a)(2)); (f) any breach or default by Tenant in the full and prompt payment of any amount due under this Lease, any breach, violation or nonperformance of any term, condition, covenant or other obligation of Tenant under this Lease, or any misrepresentation made by Tenant or any guarantor of Tenant’s obligations in connection with this Lease; (g) all damages sustained by Landlord as a result of any holdover by Tenant or any Tenant Party in the Premises including, but not limited to, (h) any liens or encumbrances arising out of any work performed or materials furnished by or for Tenant; or (i) commissions or other compensation or charges claimed by any real estate broker or agent other than the Broker(s) specified in the Basic Lease Information Provisions, with respect to this Lease by, through, or under Tenant or; (j) any matter set forth in Section 10.2 below.

10.2 Waivers. To the fullest extent permitted by law, Tenant waives all Claims against Landlord Parties arising from the following: (a) any Personal Injury, Bodily Injury, or Property Damage occurring in or at the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord (unless covered by insurance maintained by Tenant pursuant to the provisions of this Lease); (b) any loss of or damage to property of a Tenant Party located in the Premises or other part of the Property by theft or otherwise, except to the extent caused by the gross negligence or willful misconduct of Landlord (unless covered by insurance maintained by Tenant pursuant to the provisions of this Lease); (c) any Personal Injury, Bodily Injury, or Property Damage to any Tenant Party caused by work occurring in the Premises except to the extent caused by the gross negligence or willful misconduct of Landlord (unless covered by insurance maintained by Tenant pursuant to the provisions of this Lease); (d) any interruption or stoppage of any utility service or for any damage to persons or property resulting from such stoppage, except to the extent caused by the gross negligence or willful misconduct of Landlord; (e) business interruption or loss of use except if caused by action or inaction of Landlord Parties of the Premises suffered by Tenant; (f) any latent defect in construction of the Building; (g) damages or injuries or interference with Tenant’s business, loss of occupancy or quiet enjoyment and any other loss resulting from the exercise by Landlord of any right or the performance by Landlord of Landlord’s maintenance or other obligations under this Lease, except to the extent caused by the gross negligence or willful misconduct of Landlord (unless covered by insurance maintained by Tenant pursuant to the provisions of this Lease); or (h) any Bodily Injury to an employee of a Tenant Party arising out of an in the course of employment of the employee and occurring anywhere in the Premises.

10.3 Definitions. For purposes of this Section I 0: (a) the term “Tenant Parties” means Tenant, and Tenant’s officers, members, partners, agents, employees, sublessees, licenses, invitees and independent contractors, and all persons and entities claiming through any of these persons or entities; (b) the term “Landlord Parties” means Landlord and the managers, members, partners, venturers, trustees and ancillary trustees of Landlord and the respective officers directors, shareholders, members, parents, subsidiaries and any other affiliated entities, personal representatives, executors, heirs, assigns, licensees, invitees, beneficiaries, agents, servants, employees and independent contractors of these persons or entities; (c) the term

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“Indemnify” means indemnify, defend (with counsel reasonably acceptable to Landlord) and hold free and harmless for, from and against; (d) the term “Claims” means all liabilities, claims, damages (including consequential damages), losses, penalties, litigation, demands, causes of action (whether in tort or contract, in law or at equity or otherwise), suits, proceedings, judgments, disbursements, charges, assessments, and expenses (including attorneys’ and experts’ fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding); (e) the term “Waives” means that the Tenant Parties waive and knowingly and voluntarily assume the risk of: and (f) the terms “Bodily Injury”, “Personal Injury” and “Property Damage” will have the same meanings as in the form of commercial general insurance policy issued by Insurance Services Office, Inc. most recently prior to the date of the injury or loss in question.

10.4 Scope of Indemnities and Waivers. The indemnities and waivers contained in Section 10 will not apply to the extent of the percentage of liability that a final judgment of a court of competent jurisdiction establishes under the comparative negligence principles of the State of Arizona that a Claim against a Landlord Party was proximately caused by the misconduct or negligence of that Landlord Party, provided, however, that in such event the indemnity or waiver will remain valid for all other Landlord Parties.

10.5 Obligations Independent of Insurance. The indemnification provided in Section 10 may not be construed or interpreted as in any way restricting, limiting or modifying Tenant’s insurance or other obligations under this Lease, and the provisions of Section 10 are independent of Tenant’s insurance and other obligations. Tenant’s compliance with the insurance requirements and other obligations under this Lease does not in any way restrict, limit or modify Tenant’s indemnification obligations under this Lease.

10.6 Survival. The provisions of this Section 10 will survive the expiration or earlier termination of this Lease until all Claims against Landlord Parties involving any of the indemnified or waived matters are fully and finally barred by the applicable statutes of limitations.

11.	INSURANCE.

11.1 Liability Insurance. Tenant shall, keep in full force and effect, commercial general liability insurance and property insurance for personal injury, bodily injury (including wrongful death) and damage to property with a combined single limit of not less than Ten Million and No/ 100 Dollars ($ 10,000,000.00) per occurrence, insuring against any and all liability of the insured with respect to the Premises, or arising out of the maintenance, use or occupancy thereof, including premises operations, products and completed operations, utilizing ISO policy form CG 0001, or its equivalent. Tenant shall maintain an automobile liability policy covering owned, hired and non-owned automobiles with a combined single limit of not less than Two Million and No/ 100 Dollars ($2,000,000) per occurrence. The liability policy or policies shall contain an endorsement (ISO Form CG 20-26) naming Landlord and Landlord Parties (as applicable), Landlord’s lender and any other persons designated by Landlord as additional insureds. In addition, Tenant’s liability insurance policies shall be endorsed as needed: to provide cross liability coverage for Tenant, Landlord, and any lender of Landlord and shall provide for severability of interests.

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11.2 Property Insurance. Tenant shall, during the Term, keep in full force and effect, a policy or policies of insurance with “Special Form Coverage,” including coverage for vandalism or malicious mischief and sprinkler leakage, insuring the tenant improvements and Tenant’s Alterations made pursuant to Section 6 above and Tenant’s stock in trade, furniture, personal property, fixtures, equipment and other items in the Premises, with coverage in an amount equal to the full replacement cost thereof.

Tenant shall be responsible for the maintenance of the plate glass on the Premises, but shall have the option either to insure the risk with commercial glass coverage on the same terms provided in Section 11.1 hereof or to self-insure same, which shall obligate Tenant to be personally liable for any claim, loss or damage related thereto, together with the cost of the repair of same. Tenant’s responsibility for maintenance of the plate glass includes its replacement in the event repair of the glass would not restore the glass to its original condition at the time of installation.

Tenant shall maintain loss of income and extra expense insurance and contingent business income insurance in amounts as will reimburse Tenant for direct or indirect loss of earning attributable to all perils insured against under the ISO Causes of Loss—Special Form Coverage, or attributable to prevention of access to the Premises as a result of such perils. Such insurance shall provide for an extended period of indemnity to be not less than twelve (12) months.

11.3 Worker’s Compensation and Employer Liability Insurance. Tenant shall, during the Term, keep in full force and effect, a policy or policies of workers’ compensation insurance with an insurance carrier and in amounts required by applicable governmental restrictions, laws, codes and ordinances and a policy of employer’s liability insurance with limits of liability not less than the limits required by applicable law. Both such policies shall contain waivers of subrogation in favor of Landlord.

11.4 Insurance Requirements. Each such insurance policy shall be with an insurance company authorized to do business in the State of Arizona and rated no less than A/VIII in the then most current edition of “Best’s Key Rating Guide”. Certificates of Insurance of all insurance policies evidencing the coverage under each such policy as required herein, as well as the required additional insured endorsements(s) (ISO Form CG 20-26) shall be delivered to Landlord prior to commencement of the Term. All insurance policies required pursuant to this Section 11 shall be written as primary policies, and shall provide that any insurance which Landlord or Landlord’s lender may carry is strictly excess, secondary and non-contributing with any insurance carried by Tenant. Tenant shall procure and maintain all policies entirely at its own expense and shall, promptly upon the expiration of such policies, furnish Landlord with renewal certificates for existing policies in conformance with Accord Form No. 27 (March 1993). Tenant shall notify Landlord in writing within two (2) business days after Tenant receives a notice of cancellation with respect to any insurance coverage or policy required to be maintained under the terms of this Lease, and shall provide Landlord with a copy of any such cancellation notice. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies maintained by Landlord or the insurance policies required pursuant to this Section 11 or the coverage under the policy. If Tenant or any subtenant of Tenant does or permits to be done anything which shall increase the cost of any insurance policies maintained by

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Landlord, then Tenant shall reimburse Landlord on demand for any additional premiums attributable to any act or omission or operation of Tenant or any subtenant of Tenant causing such increase in the cost of insurance. The insurance requirements contained in this Section 11 are independent of Tenant’s waiver, indemnification and other obligations under this Lease and shall not be construe or interpreted in any way to restrict, limit or modify Tenant’s waiver, indemnification or other obligations or to in any way limit Tenant’s obligations under this Lease.

11.5 Co-insurance. If on account of the failure of Tenant to comply with the provisions of this Section 11, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain, which would have been covered by the insurance policies required herein with respect to the tenancy, shall be borne by Tenant, and shall be paid by Tenant upon demand.

11.6 Adequacy of Insurance. Landlord makes no representation or warranty to Tenant that the amounts or types of insurance to be carried by Tenant under the terms of this Lease will be adequate to fully protect Tenant’s interests. Landlord takes no responsibility whatsoever for Tenant’s insurance including, but not limited to, Tenant’s insurance carrier choice, acceptance, sufficiency, solvency, or otherwise and Tenant expressly assumes full responsibility and all liability, if any with respect to the adequacy of its insurance.

11.7 Waiver of Subrogation. lo addition to the waiver of subrogation contained in Section 11.3, Tenant waives its rights and the subrogation rights of its insurer against Landlord, as well as its respective members, officers, employees, agents, authorized representatives and invitees, with respect to any claims including, but not limited to, claims for injury to any persons, and/or damage to the Premises and/or any fixtures, equipment, personal property, furniture, improvements and/or alterations in or to the Premises, which are caused by or result from (a) risks or damage required to be insured against under a policy of property insurance under this Lease, or (b) risks and damages which are in fact insured against by one or more property insurance policies maintained by Tenant from time to time. It is the intent of Landlord and Tenant that with respect to any Joss from a named peril required to be covered (or actually covered) under a policy of property insurance, Tenant will look solely to its insurance companies for recovery.

12.	DAMAGE OR DESTRUCTION.

12.1 Landlord’s Duty to Repair.

(a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate, and provided there is not then in existence an Event of Default, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or Prope1ty, as the case may be, to substantially the condition of the Premises immediately prior to the Commencement Date to the extent permitted by then applicable Laws, in which event the Lease shall continue in full force and effect. In no event, however, shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received

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by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall commence the installation of its personal property, Trade Fixtures or Alterations promptly upon delivery to Tenant of possession of the Premises and shall diligently prosecute such installation to completion.

(b) If Landlord is required to or elects to repair damage to the Premises and/or the Property as a result of damage or destruction insured or insurable under a Causes of Loss-Special Form policy of property insurance, Tenant’s Base Rent and Additional Rent from the date of the casualty through the date of substantial completion of Landlord’s repairs shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by any casualty.

12.2 Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within six (6) months from the date of the casualty;

(b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make required repairs; or

(c) If the Building or Project is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building or Project would exceed twenty-five percent (25%) of the full replacement cost of the Building or Project, respectively, whether or not the Premises are at all damaged or destroyed.

If any of the circumstances described in subparagraphs (a), (b), or (c) of this Section 12.2 occur or arise, Landlord shall notify Tenant in writing of that fact within ninety (90) days after the date of the casualty and in such notice Landlord shall also advise Tenant whether Landlord has elected to terminate this Lease as provided above.

12.3 Tenant’s Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, then Tenant may elect to terminate this Lease under the following circumstances:

(a) Where Landlord fails to commence the required repair within ninety (90) days after the date of the casualty, in which event Tenant may elect to terminate this Lease upon notice to Landlord given within ten (10) days after such ninety (90) day period.

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(b) In the circumstance described in Subsection 12.2(a) above; in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2 - Landlord’s Right to Terminate.

12.4 Termination. Upon any termination of this Lease under any of the prov1s1ons of this Section 12, Landlord and Tenant each shall be released without further obligations to the other coincident with the surrender of possession of the Premises to Landlord, except for items which have previously accrued and remain unpaid. In the event of termination, all proceeds from Tenant’s property insurance coverage and covering the tenant improvements or Tenant’s improvements and/or Alterations installed pursuant to Section 6, but excluding proceeds for Trade Fixtures, merchandise, signs and other removable personal property, shall be disbursed and paid to Landlord.

12.5 Waiver. Landlord and Tenant each waive the prov1S1ons of Arizona Revised Statutes Section 33-343 and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord’s Right to Terminate and 12.3 - Tenant’s Right to Terminate.

13.	CONDEMNATION.

13.1 Definitions.

(a) “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b) “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c) “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2 Effect on Lease.

(a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

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(b) If twenty-five percent (25%) or more of the Building, the Property or of the Rentable Area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3 Restoration. If this Lease is not terminated as provided in Section 13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee. In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to replace any of Tenant’s personal property, Trade Fixtures, or Alterations.

13.4 Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently or temporarily untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of Rentable Area in the Premises so taken or rendered permanently or temporarily untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5 Awards. Any Award made shall be paid to Landlord, and Tenant assigns to Landlord, and waives all interest in or claim to any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to prosecute a separate claim for an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations.

13.6 Waiver. Landlord and Tenant each waive the provisions of any applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

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14.	ASSIGNMENT AND SUBLETTING.

14.1 Landlord’s Consent Required. Except as expressly permitted herein, Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease or any interest in this Lease, or sublet or license or permit the use or occupancy of all or any part of the Premises by or for the benefit of anyone other than Tenant (a “Transferee”), or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Except as otherwise expressly set forth herein, any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord’s prior written consent shall be void. If the original Tenant named herein shall assign this Lease or sublet the Premises in its entirety to any person other than a Permitted Transferee, any rights of Tenant to extend the Lease Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the original Tenant named herein and its Permitted Transferees.

14.2 Procedure to Request Consent.

(a) Tenant shall give Landlord at least forty-five (45) days’ advance written notice of any proposed Transfer, stating the anticipated terms thereof and all relevant information o the proposed transferee requested by Landlord. Landlord shall then have a period of five (5) Business Days following receipt of such notice and information within which to notify Tenant in writing that Landlord elects to either: (i) terminate this Lease as to the space so affected, in which event Tenant shall be relieved of all obligations hereunder as to such space arising from and after such date (except as to any obligations that expressly survive termination of this Lease), (ii) consent to the proposed Transfer, or (iii) refuse consent on reasonable grounds as set forth in paragraph 14.2(b) below.

(b) Landlord shall not unreasonably withhold its consent to a proposed Transfer provided all of the following conditions have been met: (i) Tenant is not in default under the Lease, (ii) the nature and character of the proposed transferee, its creditworthiness, business and activities or its intended use of the Premises are consistent with the standards of the Building in Landlord’s sole judgment, (iii) the proposed transferee (and any of its affiliates) is not then an occupant of any part of the Building or a party with whom Landlord is then negotiating to lease space within the Building, (iv) the proposed occupancy would not impose an extra burden upon the Building Systems or Landlord’s ability to provide services to the other tenants of the Building, (v) the granting of such consent would not constitute a default under any other agreement to which Landlord is a party or by which Landlord is bound, including, without limitation, any exclusives previously granted to other tenants of the Project and any restrictions on leasing contained in any other leases of space in the Building, (vi) the proposed transferee is not a governmental agency or an entity with diplomatic immunity, or (vii) the requested assignment or sublease does not modify the Lease or the rights, obligations, or liabilities of either Landlord or Tenant under this Lease. Tenant acknowledges that the foregoing conditions are a reasonable basis for Landlord to withhold its consent to a Transfer and that if all of the foregoing conditions are not satisfied, Landlord may withhold its consent to a proposed Transfer in Landlord’s sole and absolute discretion.

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14.3 Permitted Transfers. Notwithstanding anything to the contrary contained in Section 14.1 above, so long as NXP Semiconductors USA, Inc. is the Tenant hereunder, Tenant shall have the right, without Landlord’s consent, but upon thirty (30) days’ prior written notice to Landlord, to (a) sublet all or part of the Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (a) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, provided that such assignee assumes all of the obligations and liabilities of Tenant hereunder arising from and after the date of such assignment and the financial worth of the assignee, together with Tenant’s financial worth, is sufficient to meet the obligations of Tenant hereunder; or (c) assign this Lease in connection with a change of control of Tenant or to a successor entity into which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property provided that such successor entity assumes all of the obligations and liabilities of Tenant hereunder arising from and after the date of such assignment and the financial worth of the successor entity is sufficient to meet the obligations of Tenant hereunder (any such entity hereafter referred to as a “Permitted Transferee”). As used herein, “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under the Lease (for example, transferring its interest to a shell corporation that subsequently files bankruptcy), and any such transfer shall constitute an Event of Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, a transfer of equity interests, or any sale of substantially all of the assets of Tenant that does not meet the requirements of this Section 14.3 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 14.l and Section 14.2 above.

14.4 No Release of Tenant. No Transfer under Section 14.3 shall relieve Tenant or any Guarantors of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Permitted Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Permitted Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any one Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5 Expenses and Attorney’s Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises), plus an administrative fee of one thousand dollars ($1,000.00).

14.6 Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which

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each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided in this Lease. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7 Assignment of Sublease Rents. Unless agreed otherwise by Landlord and Tenant in writing, Tenant absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant hereunder a revocable license to collect such rents (which license shall automatically and without notice be revoked and terminated immediately upon the occurrence of any Event of Default). Subject to the preceding sentence, Tenant shall be entitled to retain all profits which arise out of an assignment or sublease which is expressly permitted by this Section 14.

15.	DEFAULT AND REMEDIES.

15.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a) Tenant fails to make payment of Base Rent, Additional Rent or other sums due under this Lease as and when due, or any amount required to replenish the Security Deposit (if applicable). and such failure continues for ten (10) days after Tenant’s receipt of written notice of non-payment;

(b) [intentionally omitted];

(c) Tenant fails to deliver any estoppel certificate requested by Landlord within the time period described in Section 21.1 below.

(d) Tenant commits an Event of Default as defined by any other provisions of this Lease;

(e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated as insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

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(f) Tenant fails within thirty (30) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statutes, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within thirty (30) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(g) Tenant fails to perform or comply with any provision of this Lease other than those described in subsections (a) through (f) above, and does not fully cure such failure within fifteen (15) days after written notice to Tenant or, if such failure cannot be cured within such fifteen (15) day period, Tenant fails within such fifteen (15) day period to commence and thereafter diligently proceed with all actions necessary to cure such failure as soon as reasonably possible, but in all events within thirty (30) days of such notice; provided, however, that if Landlord reasonably determines that such failure cannot or will not be cured by Tenant within such thirty (30) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

15.2 Remedies. Upon the occurrence of an Event of Default under this Lease by Tenant, Landlord may, without prejudice to any other rights and remedies available to a landlord at law, in equity or by statute, exercise one or more of the following remedies, all of which shall be construed and held to be cumulative and non-exclusive: (a) Terminate this Lease and re-enter and take possession of the Premises, in which event Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purposes of reletting the Premises and the costs and expenses incurred in respect of such repairs, redecorating and refurbishments and the expenses of such reletting (including brokerage commissions) shall be paid by Tenant to Landlord upon demand; or (b) Without terminating this Lease, re-enter and take possession of the Premises; or (c) Without such re-entry, recover possession of the Premises in the manner prescribed by any statute relating to summary process, and any demand for Base Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature to which Tenant may be entitled, are specifically waived to the extent permitted by law; or (d) Without terminating this Lease, Landlord may relet the Premises as Landlord may see fit without voiding or terminating this Lease, and for the purposes of such reletting, Landlord is authorized to make such repairs redecorating, refurbishments or improvements to the Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, redecorating and refurbishments and expenses of such reletting (including brokerage commissions) and the collection of rent accruing therefrom) each month to equal the Base Rent and Additional Rent payable under this Lease, then Tenant shall pay such deficiency each month within ten (10) days after receipt of Landlord’s statement; or (e) Landlord may declare immediately due and payable all the remaining installments of Base Rent and Additional Rent, and such amount, less the fair rental value of the Premises for the remainder of the Lease Term shall be paid by Tenant within ten (10) days after receipt of Landlord’s statement. Landlord shall not through re-entry or any other act, be deemed to have terminated this Lease, or the liability of Tenant for the total Base Rent and Additional Rent reserved under this Lease, or for any installment thereof then due or thereafter accruing, or for damages, unless Landlord notifies Tenant in writing that Landlord has so elected to terminate this Lease. After the occurrence of an Event of Default, the acceptance of Base Rent or Additional Rent, or the failure to re-enter by Landlord, shall not be deemed to be a waiver of

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Landlord’s right to thereafter terminate this Lease and exercise any other rights and remedies available to it, and Landlord may re-enter and take possession of the Premises as if no Base Rent or Additional Rent has been accepted after the occurrence of an Event of Default. Upon an Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and attorneys’ fees, in retaking or otherwise obtaining possession of the Premises, removing and storing all equipment, fixtures and personal property on the Premises and otherwise enforcing any of Landlord’s rights, remedies or recourses arising as a result of an Event of Default.

15.3 Additional Remedies. All of the remedies given to Landlord in this Lease in the event Tenant commits an Event of Default are in addition to all other rights or remedies available to a landlord at law, in equity or by statute and shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Upon the occurrence of an Event of Default, all rights, privileges and contingencies which may be exercised by Tenant under the Lease, including, without limitation, options to renew, extend and expand, as well as relocation rights, contraction rights and any other rights which may be exercised by Tenant during the Lease Term, shall be void and of no further force and effect.

16.	LATE CHARGE AND INTEREST.

16.1 Late Charge. If any payment of Base Rent, Additional Rent or other charges is not received by Landlord when due, which failure continues for five (5) days, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to ten percent (10%) of the overdue payment.

16.2 Interest. In addition to the late charge referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall, at Landlord’s option, bear interest from the date due until paid to Landlord by Tenant at the rate of twelve percent (12%) per annum (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17.	WAIVERS.

The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. No endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

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18.	ENTRY, INSPECTION AND CLOSURE.

Landlord and its authorized representatives may enter the Premises with two (2) days notice, or in the case of an emergency at any time to determine whether Tenant is complying with its obligations under this Lease, to perform any maintenance or repair of the Premises or the Project that Landlord has the right or obligation to perform, to install or repair improvements for other tenants where access to the Premises is required for such installation or repair, to serve, post or keep posted any notices required or allowed under the provisions of this Lease, to show the Premises to prospective brokers, agents, buyers, transferees, mortgagees or tenants, or to do any other act or thing necessary for the safety or preservation of the Premises or the Project. For each of these purposes, Landlord may at all times have and retain a key with which to unlock all of the doors, in, upon or about the Premises, excluding Tenant’s vaults and safes. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators, or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner intended to minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent or other compensation on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligation under this Lease. Landlord shall at all times have the right to enter in case of an emergency.

19.	SURRENDER AND HOLDING OVER.

19.1 Vacating. Tenant shall not vacate the Premises for a period of fifteen (15) days or more at any time during the Lease Term.

19.2 Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises and all tenant improvements and Alterations to Landlord and such shall be returned clean and in their original condition as of the Commencement Date of this Lease, except for reasonable wear and tear; provided, however, that prior to the expiration or termination of this Lease, Tenant shall remove from the Premises all Tenant’s personal property, Trade Fixtures and Alterations (including but not limited to, exterior signage, modular furniture, Tenant’s antenna systems and all cables, conduits, risers and other similar items and equipment which pass through portions of the Building or connect to the antenna systems) designated by Landlord for removal and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

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19.3 Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or earlier termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord; provided, however, that Tenant shall be permitted to holdover for no more than three (3) months following the expiration of the Term of this Lease (as may be extended in accordance with Rider No. 1 attached hereto). In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that (i) the monthly Base Rent during the first three (3) months of Tenant’s holding over shall be One Hundred Percent (100%) of the Base Rent payable in the last full month prior to the termination thereof, and (ii) thereafter, the monthly Base Rent during Tenant’s holding over shall be One Hundred Twenty-five Percent (125%) of the Base Rent payable in the last full month prior to the termination thereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal of this Lease; and, except as expressly provided in this Section 19.3, nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right under this Lease or at law.

20.	ENCUMBRANCES.

20.1 Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, ground sublease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord in the Property which is now existing or hereafter executed or recorded (“Encumbrance”). Tenant shall execute and deliver to Landlord, within ten (10) Business Days after written request by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance, and the holder of such Encumbrance shall not disturb Tenant’s occupancy in accordance with this Lease so long as Tenant fulfills all of its obligations under this Lease. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease.

20.2 CC&Rs. Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Conditions, Covenants and Restrictions, reciprocal easement agreements, recorded plat, or other similar restrictions or encumbrances imposed upon the Project, whether recorded before or after the execution of this Lease. Tenant shall execute and deliver to Landlord, within ten (10) days after written request by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such document.

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21.	ESTOPPEL CERTIFICATES.

21.1 Within ten (10) Business Days after written request, Tenant shall execute and deliver to Landlord, in a form provided by or otherwise satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications to this Lease, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which rent has been paid, the amount of any Security Deposit or prepaid rent, whether either party to this Lease is in default under the terms of this Lease, and whether Landlord has completed its construction obligations under this Lease (if any). Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon such certificate. Tenant’s failure to deliver such certificate with.in ten (10) Business Days after Landlord’s written request, shall be conclusive on Tenant that the Lease is in full force and effect, without modification except as may be represented by Landlord, that the Lease is subordinate or prior, as the case may be, to any Encumbrance, that the Commencement Date and the Expiration Date are as set forth in such certificate, that the Base Rent is set forth in such certificate, that Tenant has paid to Landlord the Security Deposit, that there are no uncured defaults in Landlord’s performance under this Lease, and that the other information and facts set forth in such certificate are true and correct.

22.	NOTICES.

Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. Certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Notices delivered personally will be effective immediately upon receipt (or refusal of delivery or receipt); notices sent by independent messenger or courier service will be effective upon receipt (or refusal of delivery) based on the records of the independent service for delivery; notices sent by mail in accordance with this Section will be effective upon receipt (or refusal of delivery) based on the return receipt. Either party may change its address for notices under this Lease by a notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective as to the subtenant when given to Tenant pursuant to this Section. Notices by a party may be given by the legal counsel to or the authorized agent of such party. In no event shall notices be transmitted by facsimile or electronic mail.

23.	ATTORNEYS’ FEES.

Tenant shall pay to Landlord all amounts for costs (including reasonable attorneys’ fees) incurred by Landlord in connection with any breach or default by Tenant under this Lease or incurred in order to enforce or interpret the terms or provisions of this Lease. In the event of any litigation or arbitration regarding any rights and obligations under this Lease, the prevailing party shall be entitled to recover reasonable attorney’s fees and court costs in addition to any other relief which may be granted. The “prevailing party” shall mean the party rece1vmg substantially the relief desired, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

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24.	SECURITY MEASURES.

Landlord may, but shall be under no obligation to, and subject to Tenant’s written approval except in the event of an emergency, implement reasonable security measures for the Project, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate in its sole discretion to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representative s and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

Without limiting the foregoing, Landlord will provide, at Landlord’s cost and expense, a card access system to access the Building as well as keys/locks to the Premises. All such keys and access cards shall remain the property of Landlord. Tenant, at Tenant’s option and at Tenant’s sole cost and expense, may install a card access system to its Premises, which costs may be allocated from the Tenant Improvement Allowance set forth in the Work Letter. Upon termination of this Lease, Tenant shall surrender to Landlord all keys and access cards including any keys to any locks on doors entering or within the Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises. If either (i) Tenant loses any master key to the Premises or (ii) an unauthorized duplicate of the master key to the Premises is found to have been made by Tenant, all doors in the Premises shall be re-keyed, at Tenant’s sole cost and expense. Tenant shall not permit any unauthorized use of the access cards. If Tenant loses any access card to the Building, all costs and expenses incurred by Landlord to adjust the Building access system due to such loss shall be paid by Tenant.

25.	FORCE MAJEURE.

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, failure or disruption of utilities or critical electronic systems (including rolling blackouts), governmental restrictions, governmental regulations, governmental controls, judicial orders, acts of the public enemy (including terrorist acts), hostile governmental action, civil commotion, fire or other casualty, eminent domain, land use challenges and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to Base Rent, Additional Rent and other charges to be paid by Tenant pursuant to this Lease (subject to Sections 12.l(b) and 13.4).

26.	SEVERABILITY.

If any clause or provision of this Lease is or becomes illegal or unenforceable because of any present or future law or regulation of any governmental body or entity effective during the Lease Term, the intention of the parties is that the remaining provisions or this Lease shall not be affected by such determination.

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27.	RULES AND REGULATIONS.

Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Tenant agrees to abide by and conform to all such Rules and Regulations, and shall cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Project or any other persons.

28.	LANDLORD’S LIABILITY.

The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Property, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s ob1igations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Project as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any Landlord’s obligations or actions under this Lease.

29.	LANDLORD’S RIGHT TO PERFORM TENANT OBLIGATIONS.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Base Rent, Additional Rent or other charges. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by it under this Lease, or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue for five (5) days after notice thereof by Landlord, Landlord may (but shall not be obligated to do so) without waiving or releasing Tenant from any of Tenant’s obligations, make any such payment or perform any such other act on behalf of Tenant. All sums paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate until reimbursement in full by Tenant shall be payable to Landlord as Additional Rent upon demand.

30.	PARKING.

30.1 Parking Accommodations. Landlord shall provide, operate and maintain parking accommodations (the “Parking Facilities”) on the Common Areas of the Project. Tenant acknowledges and agrees that Landlord shall not be liable for damage, Loss or theft of property or injury to persons in, upon or about the Parking Facilities from any cause whatsoever.

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Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against all users of the Parking Facilities, such requirements and restrictions as Landlord deems necessary and advisable for the proper operation and maintenance of the Parking Facilities, including, without limitation, designation of particular areas for reserved, visitor and/or employee parking, and establishment of a reasonable rental charge for the use of the covered reserved Parking Facilities by tenants of the Project, as a part of the Rules and Regulations of the Project referenced in Section 27 above. Notwithstanding the foregoing, Tenant shall have the right to use the number of parking spaces specified in the Basic Lease Information on those portions of the Common Areas designated from time to time by Landlord for parking, at the rates set forth in the Basic Lease Information, plus applicable tax thereon. Parking charges for the first ten (10) months of the initial Term of the Lease shall be abated. Tenant shall not use more parking spaces than the number allocated to Tenant as set forth in the Basic Lease Information. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Landlord may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Section 27 above. No vehicles other than Permitted Size Vehicles may be parked in the Common Areas without the prior written permission of Landlord. Notwithstanding anything to the contrary herein, Tenant shall have the one-time right to reduce the number of covered, reserved parking spaces assigned to and chargeable to Tenant effective as of the first day of the seventieth (70th) month of the initial Term (the “Parking Reduction Date”). To exercise such right, Tenant shall give written notice to Landlord not more than 90 and not less than 30 days prior to the Parking Reduction Date specifying the reduced number of covered, reserved parking spaces that Tenant desires to retain, and from and after the Parking Reduction Date through the end of the Lease term, Tenant shall be charged for such reduced number of covered, reserved parking spaces.

30.2 In addition: (a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities; (b) Tenant shall not service any vehicles in the Common Areas; (c) no storage of vehicles shall be allowed without Landlord’s prior written consent.

31.	CONSENTS AND APPROVALS.

31.1 Determination in Good Faith. Whenever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not be entitled to monetary damages or to terminate this Lease for such failure.

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31.2 No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any exhibits or Addenda to this Lease shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

32.	BROKERS.

Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (each, a “Broker”) in accordance with Landlord’s separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Brokers.

33.	ENTIRE AGREEMENT.

This Lease, including the Exhibits and any Addenda attached to this Lease, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Project, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth in this Lease, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34.	MISCELLANEOUS.

This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provision of this Lease may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws of principles) of the State in which the Project is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are

39

not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant under this Lease, the obligations of each and all of them under this lease shall be joint and several. Time is of the essence with respect to this Lease except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

35.	AUTHORITY.

If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

36.	[INTENTIONALLY OMITTED]

37.	CONTINUING OBLIGATIONS.

All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease, including, without limitation, all payment obligations with respect to Base Rent, Additional Rent and all obligations concerning the condition of the Premises.

38.	WAIVER OF RIGHT TO JURY TRIAL.

LANDLORD AND TENANT EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING OR HEARING BROUGHT BY EITHER LANDLORD OR TENANT AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE OR ORDINANCE.

39.	SIGNAGE.

39.1 Directory and Exterior Signage. Landlord shall provide Tenant with Building directory signage at Landlord’s expense. Provided that Tenant is not in default under this Lease, Tenant shall have the right to place one two-sided plaque in the monument sign for the Project and shall have the right to place one sign on the Building fascia. Monument signage and Building fascia signage shall be manufactured and installed at Tenant’s sole expense, subject to all signage requirements of the Landlord and the City of Chandler. The design and location of al l signage shall be as set forth on Exhibit H, unless the parties agree otherwise. Upon expiration or termination of this Lease, for any reason, Tenant shall be responsible for the expense of removing Tenant’s name from each monument sign and replacing it with a blank panel and for the expense of removing any signage on the Building fascia and repairing any damage to the Building caused by such removal. Tenant’s exterior signage rights shall not be transferable in the event of a sublease.

40

39.2 Restrictions. Except as provided in Section 39.1 above, without the prior written consent of Landlord, Tenant will not place or permit to be placed (i) any sign, advertising material, or lettering upon the exterior of the Premises or (ii) any sign, advertising material, or lettering upon the exterior or interior surface of any door or show window or at any point inside the Premises from which it may be visible from outside the Premises. Upon request of Landlord, Tenant will immediately remove any sign, advertising material or lettering at Tenant’s expense. Tenant will comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material, or lettering of all Tenants in the retail area; however, Tenant will not be required to change any sign or lettering that was in compliance with applicable regulations at the time it was installed or placed in, on or about to the Premises.

40.	OFAC CERTIFICATION.

Tenant certifies that (i) it is not acting (directly or indirectly) for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control (“OFAC”) or otherwise, as a terrorist, “Specially Designated National,” “Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC or another department of the United States government, and (ii) Tenant is not engaged in this transaction (directly or indirectly) on behalf of, or instigating or facilitating this transaction (directly or indirectly) on behalf of, any such person, group, entity, or nation. Tenant shall indemnify, defend, and hold harmless Landlord from and against any claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing certification.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

41

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT: NXP SEMICONDUCTORS USA, INC., a Delaware corporation

Date: 6/25/2014	By: /s/ James N. Casey Name: James N. Casey Title: VP & General Counsel

Date: 7/1/2014	By: /s/ Ruediger Stroh Name: Ruediger Stroh Title: EVP BU S&C

LANDLORD:

VWP-BV CM 5670, LLC,

a Delaware limited liability company

By:  VWP-BV 1 CHANDLER MIDWAY, LLC,

        a Delaware limited liability company

Its Sole Member

By:  VWP Chandler Midway Manager, LLC,

an Arizona limited liability company,

its Manager

By:  ViaWest Properties, LLC,

an Arizona limited liability

company, its Manager

Date: 7/9/14	By:	/s/ Steven R. Schur
	Name:	Steven R. Schur
	Title:	Manager

42

RIDER NO. 1

OPTION TO EXTEND

1. Option to Extend. Subject to paragraphs 3 and 4 below, Tenant may at its option extend the Term of this Lease for the entire Premises for two (2) periods of five (5) years each (each, an “Extension Term”) upon the same terms contained in this Lease except for the amount of Base Rent payable during the Extension Term as set forth below, and expressly excluding (i) the provisions of this Rider No. l, (ii) any provision providing for abatement of Base Rent or parking charges, (iii) any provisions for tenant improvement allowances or relocation allowances, (iv) the provisions of the Work Letter, and (v) any terms, covenants and conditions that are expressly or by their nature inapplicable to the Extension Term, all of which shall be deemed void and of no further force or effect. Tenant shall have no additional extension options. Tenant’s Option to Extend shall be transferable only in connection with a full assignment of the Lease in its entirety to a Permitted Transferee (as defined in the Lease) in accordance with Section 14.3 of the Lease.

2. The Base Rent during the Extension Term shall be the greater of (a) the then prevailing fair market rate (the “Market Rate”) for a comparable term commencing on the first day of the Extension Term, or (b) the Base Rent payable in the year immediately preceding the applicable Extension Term. The Market Rate shall be determined taking into consideration the rents being charged at the time such determination is to be made for comparable office space in the surrounding Chandler area for leases with terms and provisions substantially similar to those contained in this Lease.

3. To exercise its option, Tenant must deliver a binding notice (the “Tenant’s Notice”) to Landlord on or before the date that is six (6) months prior to the proposed commencement of the Extension Term. Thereafter, Landlord and Tenant shall commence negotiations to agree upon the Market Rate within thirty (30) days after Landlord’s receipt of Tenant’s Notice. Within thirty (30) days after Landlord and Tenant agree upon the Market Rate, Landlord shall submit an amendment to Tenant to reflect the terms of the Extension Term. If Tenant fails to give Tenant’s Notice timely, Tenant will be deemed to have waived its option to extend. If Tenant fails to execute the amendment delivered by Landlord within thirty (30) days of its receipt thereof, without a good faith reason for doing so, the Lease shall expire on the Expiration Date.

4. If the parties are unable to come to an agreement as to the Market Rate within the thirty (30) day period referenced in Paragraph 3 above, then the matter shall be settled by arbitration in accordance with subparagraphs (i) and (ii) below:

(i) Within seven (7) days after expiration of the thirty (30) day period referenced in Paragraph 3 above, the parties shall select as an arbitrator a licensed real estate broker with at least five (5) years of experience in commercial real estate matters in the metropolitan area in which the Project is located (a “Qualified Broker”). If the parties cannot agree on a Qualified Broker, then within a second period of seven (7) days, each shall select a Qualified Broker and within ten (10) days thereafter the two (2) appointed Qualified Broker shall select a third Qualified Broker. The third Qualified Broker shall then act as the sole arbitrator. If one party shall fail to select a Qualified Broker within the second seven (7) day period, then the Qualified Broker chosen by the other party shall be the sole arbitrator.

Rider No. 1 - 1

(ii) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate for the Extension Term by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be split evenly between the parties, regardless of whose estimate is selected. Each party shall also pay the fees of its respective counsel and the fees of any witness called by that party.

5. Tenant’s option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers Tenant’s Notice exercising its option to extend, Tenant is not in material uncured financial default under this Lease, and has not been in material uncured financial default under this Lease during the twelve (12) months prior to the date that Tenant delivers Tenant’s Notice.

[End of Rider]

Rider No. 1 - 2

RIDER NO. 2

RIGHT OF FIRST REFUSAL

1. Right of First Refusal. Provided Tenant is not in material uncured financial default under the Lease, Landlord has the obligation to inform Tenant in writing (the “Option Notice”) if Land lord believes, in good faith, that it has a bona fide prospect (the “Prospect”) to lease all or a portion of any remaining available space in the Building (the “Expansion Area”). The Option Notice will be substantially in the form attached as Exhibit A to this Rider and shall describe the space in which the Prospect is interested (the “Option Area”) and will contain the economic terms upon which Landlord has offered the Option Area to the Prospect. Tenant has the option (the “Expansion Option”) to lease the entire Option Area on the terms and conditions set forth in the Option Notice. To effectively exercise its Expansion Option, Tenant must inform Landlord in writing of its desire to lease the Option Area on the terms and conditions set forth in the Option Notice, which writing must be received by Landlord within fifteen (15) Business Days of Tenant’s receipt of the Option Notice. If Tenant fails to timely exercise its Expansion Option, then Landlord has the right to lease the Option Area to the Prospect or to any other third-party on substantially the same terms as those specified in the Option Notice or on terms more favorable to the Landlord. Notwithstanding any language herein to the contrary:

(a) The term of the Lease applicable to the Option Area shall be the longer of: (a) the amount of time left in the then current term of the Lease; or, (b) the length of the lease set forth in the Option Notice.

(b) Tenant shall execute and deliver to Landlord within five (5) Business Days after receipt thereof from Landlord (but no later than the date on which the Option Area is delivered to Tenant, if such date is earlier) an amendment to this Lease prepared by Landlord which, effective with the commencement date applicable to the Option Area: (a) adds the Option Area to the Premises; (b) increases the rentable area of the Premises by the rentable area of the Option Area; and, (c) makes such other modifications of affected portions of the Lease as are consistent with the foregoing.

(c) If Landlord does not execute a lease with a third-party within two hundred seventy (270) days following Tenant’s failure to timely exercise its Expansion Option following Tenant’s receipt of an Option Notice, then Landlord must provide Tenant with a new Option Notice prior to leasing any portion of the Expansion Area to a third party.

If Tenant fails to satisfy any of the foregoing conditions, Landlord may, at its election, by written notice either waive such condition or declare Tenant’s exercise of the Expansion Option to be null and void and of no further force or effect.

Rider No. 2 - 1

Exhibit A to Rider No. 2

Form of Option Notice

                , 20

NXP Semiconductors USA, Inc.

Attn: Site Manager

5670 West Chandler Boulevard

Chandler, Arizona 85226

Re:	Expansion Option

5670 West Chandler Boulevard, Chandler, Arizona 85226

Dear Sir or Madam:

Per Rider No. 2, Right of First Refusal - Expansion, of the Lease Agreement dated             , 2014, NXP Semiconductors USA, Inc. (“NXP”) has the option (the “Expansion Option”) to lease certain space (the “Expansion Area”) within the Building. The Landlord has a bona fide prospect (the “Prospect”) for all or a portion of the Expansion Area (the “Option Area”). Please see the attached plan and terms sheet for an outline of the Option Area and the economic terms upon which Landlord has offered the Option Area to the Prospect.

This letter is to be considered your written notice of Landlord’s intent to lease the Option Area. NXP has fifteen (15) business days from its receipt of this letter to exercise the Expansion Option.

In the event that NXP declines to exercise the Expansion Option or does not respond within the aforementioned timeframe, then, during the following two hundred seventy (270) days, Landlord will be free to lease the Option Area to the Prospect or to any other third-party on substantially the same terms as those specified in the Option Notice or on terms more favorable to the Landlord.

If you have any questions, please contact me at (602) 957-8300 x3.

Sincerely,

Danny L. Swancey
Director of Real Estate

cc:	Steven R. Schwarz, Managing Director

ViaWest Properties, LLC

cc:	NXP Semiconductors

Attn: Real Estate Manager

411 E. Plumeria Drive

San Jose, California 95134

Rider No. 2 - 2

ACCEPTANCE OR REFUSAL:
Yes, NXP desires to exercise the Expansion Option
No, NXP does not desire to the Expansion Option

By:
Print name:
Title:
Date:

Rider No. 2 - 3

VWP-BV CM 5670, LLC

5670 West Chandler Boulevard, Chandler, Arizona 85226

PROPOSED LEASE TERMS

[All of the following to be modified as applicable]

SQUARE FOOTAGE:

LEASE COMMENCEMENT:

LEASE TERM:

RENTAL RATE:		*
*plus applicable tax

BASE YEAR:

TENANT IMPROVEMENTS:

PARKING:

SECURITY DEPOSIT:

PERSONAL GUARANTEE:

[end of rider]

Rider No. 2 - 4

EXHIBIT A

LEGAL DESCRIPTION OF THE PROJECT

Parcel No. 1:

Lot 2, CHANDLER MIDWAY CORPORATE CENTER, according to Book 850 of Maps, Page 16, records of Maricopa County, Arizona.

Parcel No. 2:

Beneficial and appurtenant easement(s) as set forth in Grant of Reciprocal Roadway Easements and Related Covenants recorded December 20, 2000 in Recording No. 2000-0971140.

A - 1

EXHIBIT B

THE PREMISES

[Building Floor Plan]

[see attached]

B - 1

EXHIBIT C

APPROVED SPACE PLAN

[see attached]

C - 1

EXHIBIT D

WORK LETTER

THIS WORK LETTER (“Work Letter”) is executed concurrently with, attached to and made a part of that certain Lease (“Lease”) dated June 23, 2014, by and between VWP-BV CM 5670, LLC, a Delaware limited liability company (“Landlord”), and NXP SEMICONDUCTORS USA, INC., a Delaware corporation (“Tenant”). All capitalized terms used in this Work Letter which are defined in the Lease shall have the same respective meanings as given in the Lease. For the considerations set forth in the Lease and the mutual covenants hereinafter contained, Landlord and Tenant covenant and agree to prepare the Premises for Tenant’s occupancy in accordance with this Work Letter, as follows:

1. DEFINED TERMS: Unless otherwise noted, the defined terms in this Work Letter have the same meaning as the defined terms used in the Lease.

2. PLANS, WORK, & BUDGET: Tenant, Tenant’s space planner, or Tenant’s architect, Ajanta Design (“Architect”), at Tenant’s sole cost, will prepare any drawings, plans, and specifications (“Plans”) for any alterations to the Premises (“Work”), an estimate of the costs (“Budget”) to complete the Plans and the Work, and a schedule (“Project Schedule”) estimating the interim and final completion dates of the significant phases of the Work. The Plans, Budget, and Project Schedule will be in a form acceptable to Landlord in its commercially reasonable discretion, and, except as otherwise expressly provided in this Work Letter or the Lease, Tenant will be responsible for the design, integrity, performance, and costs of the Plans and the Work.

a. Preliminary Plans. Within 5 Business Days after the date the Lease is signed by both Landlord and Tenant, Tenant will furnish, for Landlord’s review and approval preliminary Plans, Budget, and Project Schedule.

b. Approval Process. Within 7 Business Days after Tenant delivers the preliminary Plans, Budget, and Project Schedule, Landlord will deliver to Tenant: (i) Landlord’s written approval of the preliminary Plans, Budget, and Project Schedule or (ii) Landlord’s written objections and any requested changes to the preliminary Plans, Budget, and Project Schedule. Tenant will endeavor to, within 5 Business Days after Tenant receives Landlord’s written objections or requested changes to the preliminary Plans and Budget, deliver revised Plans, Budget, and Project Schedule noting Tenant’s response to each objection and requested change. This process will be repeated until Landlord and Tenant have each approved the Plans, Budget, and Project Schedule for the Work (“Final Plans”).

c. Work and Change Orders. Tenant must construct the Premises substantially in accordance with the Final Plans, unless Tenant proposes and Landlord approves, in writing, a change order. Landlord will not unreasonably withhold its approval of any requested change order, but Landlord will have the unconditional right to reject any alteration proposed in a change order th.at could materially and adversely affect any structural component of, or mechanical system serving, the Building or the Project.

d. No Warranty by Landlord. No approval by Landlord, its architects, space planners, engineers, or agents of any Plans, Budget, or Project Schedule will constitute a representation or warranty, express or implied, of any kind (including, without limitation, that the Plans or the Work to which they relate, comply with applicable law, are suitable for Tenant’s intended use, etc.), all such warranties being expressly disclaimed. Any approval or pre-approval by Landlord or Landlord’s architect, engineers, space planners, or agents of any contractors, subcontractors, mechanics, materialmen, suppliers, or materials used in connection with any Work will not constitute a recommendation, endorsement, representation, or warranty as to the abilities, the quality of the work or product, the financial condition, or other capabilities of such approved person or entity.

e. Approvals. Except as otherwise expressly provided, Landlord will not unreasonably withhold, condition, or delay any approval required in the Work Letter, and Tenant will not unreasonably withhold, condition, or delay its response to Landlord’s objections or requested changes or to any approval by Tenant required in this Work Letter.

f. Construction Representatives. Landlord hereby appoints and Tenant hereby approves the following person as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter. Tenant hereby appoints and Landlord hereby approves the following person as Tenant’s representative (“Tenant’s Representative”) to act for Tenant in all matters covered by this Work Letter.

Landlord Representative	Tenant Representative

Laura E. Swesey

Senior Property Manager

VWP Realty, LLC, a Division of

ViaWest Properties, LLC

5110 N. 40th St., Suite 110

Phoenix, Arizona 85018

Fax: [Redacted]

Tel: [Redacted]

Cell: [Redacted]

Email: l[Redacted]

Drew Goodman Alliance Project Advisors 3138 E. McDowell Road, Suite 100 Phoenix, Arizona 85008 Fax: [Redacted] Tel: [Redacted] Email: [Redacted]

All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter shall be made to Landlord’s Representative or Tenant’s Representative as the case may be. Authorization made by Tenant’s Representative shall be binding, and Tenant shall be responsible for all costs authorized by Tenant’s Representative. Authorizations made by Landlord’s Representative shall be binding. Either party may change its representative under this Work Letter at any time by written notice to the other party, but any such change shall be effective only upon receipt by the other party.

3. OBLIGATIONS OF TENANT AND TENANT’S CONTRACTOR. Subject to application of the Allowance (defined below), Tenant, at Tenant’s sole cost, will cause the Work to be performed in substantial conformity with the Final Plans and in accordance with the terms of this Work Letter and in compliance with all applicable laws. Tenant has selected Southwest Architectural Builders (“Tenant’s Contractor”) as its general contractor, and Landlord has approved Tenant’s Contractor, provided that Tenant and Tenant’s Contractor and Architect comply with the other applicable terms of the Lease and this Work Letter. The parties acknowledge and agree that, at the request of Tenant and solely as an accommodation to Tenant, Landlord will enter into a direct contractual agreement with Tenant’s Contractor solely to facilitate payment of construction costs as provided herein. Notwithstanding the foregoing, Tenant has selected Tenant’s Contractor and Tenant shall be responsible for causing Tenant’s Contactor to complete the Work in accordance with the terms of this Work Letter. TENANT IS NOT ACTING AS LANDLORD’S AGENT OR GENERAL CONTRACTOR IN CONNECTION WITH ANY WORK.

a. Permits. Tenant, at its sole cost (subject to application of the Allowance), must obtain, or cause to be obtained, all government permits and approvals required for the Plans and the Work, and Landlord agrees to cooperate with Tenant in this process, provided that Landlord will not be required to incur any out-of-pocket cost in doing so.

b. Indemnity. At the request of Tenant and solely as an accommodation to Tenant, Landlord will enter into a direct contractual agreement with Tenant’s Contractor. Notwithstanding the foregoing, Tenant will be responsible to Landlord for all Claims arising from the acts and omissions of Tenant’s Contractor and all subcontractors, materialmen, suppliers, and other Tenant Parties in connection with any Work, and Landlord will have no liability to Tenant, Tenant’s Contractor, Tenant’s subcontractors, or any other Tenant Party in connection therewith, and Tenant agrees to indemnify, defend, and hold Landlord Parties harmless from any Claim, demand, or action asserted or suffered by any Tenant Party or third party arising in connection with the Work except to the extent arising from Landlord’s gross negligence, will misconduct or violation of its obligations under the Lease. Landlord will have no direct contractual obligation to any other subcontractor of Tenant to pay them. Landlord’s sole financial obligation with respect to the Work shall be to disburse to Tenant’s Contractor funds from the Allowance (as defined below) in accordance with this Work Letter and additional funds deposited by Tenant with Landlord to pay any Excess Costs (as defined below), all in accordance with the terms of this Work Letter.

c. Subcontractors. Before beginning any Work, Tenant must submit to Landlord a list of all subcontractors, mechanics, suppliers, and materialmen who will be either performing Work or supplying materials in connection with the Work.

d. Insurance. Before beginning construction of any Work, Tenant must provide to Landlord the evidence of workers’ compensation, builder’s risk, liability insurance, and other insurance as reasonably required by Landlord. The required coverages must be kept in force until full completion of all Work.

e. Building Standard Materials. Landlord will be entitled to approve the use of the materials specified in the Final Plans for all Work.

f. ADA. No Tenant Party will be entitled to hold any Landlord Party responsible for determining whether: (i) Tenant is a public accommodation, or (ii) the Plans or the Work comply with the ADA or other Applicable Laws. Tenant will be solely responsible for these determinations.

g. Quality of Work. Tenant agrees that (i) it will cause the Work to be constructed in a good and workmanlike manner, and (ii) all materials and equipment furnished for any Work will be of a good quality, unless otherwise required or permitted by Landlord and Tenant. Any portion of the Work not substantially conforming to these requirements may be considered defective.

h. Contractor’s Warranty. Tenant will cause Tenant’s Contractor to warrant to Tenant and Landlord that for a period of not less than one (1) year after the substantial completion of the Work. The warranty must require Tenant’s Contractor, upon notice from Tenant, to correct any Work found to be defective or non-conforming, at the sole cost and expense of Tenant’s Contractor. Also, Tenant will cause its agreements with Tenant’s Contractor to name Landlord as a third party beneficiary of all representations and warranties by Tenant’s Contractor and of all rights, remedies, and redress afforded to Tenant under their agreements. Landlord will give Tenant at least 5 Business Days prior written notice before it directly notifies Tenant’s Contractor of defective or non-conforming Work.

i. Work Procedures. Tenant’s Contractor will only utilize restrooms as provided and directed by Landlord; provided, however, these restrooms shall be reasonably available to Tenant’s Contractor and to other users on multi-Tenant floors during construction. Tenant will cause all Work to be performed in a manner that does not unreasonably disturb any other Tenants within the Building.

j. Copies. On request, Tenant shall provide Landlord with current copies of Plans, permits, and construction drawings.

k. Cooperation. On request, Tenant will provide Landlord with other relevant information on an ongoing basis.

l. Inspections. Landlord will be entitled to participate in the walk-through and review of the punch list upon substantial completion. Tenant, at its sole cost, will provide Landlord with copies of all permits, Certificates of Occupancy, as-built drawings (electrical, mechanical, fire sprinkler, and architectural) and evidence of completion of the punch list to the extent Tenant obtains these items and after written request from Landlord.

4. IMPROVEMENT ALLOWANCE. Landlord will allow Tenant: (i) a base allowance of Eight Hundred Seventy-Five Thousand Seven Hundred Ninety Dollars ($875,790) (i.e., $30.00 per usable square foot of the Premises (29,193 usable square feet)) (the “Base Allowance”), and (ii) an additional allowance of Three Hundred Thousand Dollars ($300,000) (the “Additional Allowance”), each to be used solely as a contribution towards the cost of the Work. The Base Allowance and the Additional Allowance are referred to collectively herein as the “Allowance”.

Subject to the application of the Allowance, the cost of the Work, including without limitation, all costs and expenses incurred in connection with the preparation of the Space Plan and the working drawings, shall be paid by Tenant. Landlord will disburse the Allowance from time to time directly to Tenant’s Contractor as provided in this Work Letter. If at any time prior to the start of construction the estimated cost to complete the Work shall exceed the Allowance, then one hundred percent (100%) of such “Excess Costs” shall be paid by Tenant to Landlord within ten (10) business days following Landlord’s demand therefor, and in any event prior to the start of construction. Thereafter, if at any time throughout the construction process, the estimated costs of the Work shall exceed the Allowance, then one hundred percent (100%) of such Excess Costs shall be paid by Tenant to Landlord as such costs are identified and within ten (10) business days following Landlord’s demand. Any Excess Costs paid by Tenant to Landlord as provided herein shall be added to and deemed to be part of the Allowance and shall be disbursed in accordance with the terms of this Work Letter. Notwithstanding any provision herein to the contrary, the Additional Allowance shall be amortized on a straight-line basis over a 120-month period utilizing an eight percent (8%) annual interest rate, and charged back to Tenant in the form of Additional Rent.

a. Eligible Costs. The costs of the Plans and the Work eligible for payment from the Allowance are all direct costs of preparing the Plans, constructing improvements on the Premises, including, without limitation, all labor and materials; utility services allocable to construction and cleaning; contractor’s fees; permit fees; space planning, architectural, construction, and engineering services; building signage; and cabling services. Tenant will not be entitled to use the Allowance for any other purposes.

b. Interim Pay Requests. Once each calendar month, Tenant may request payment from the Allowance for the quantities or percentage of work completed, inspected, and approved by Tenant. Each request must include a schedule of values or reasonably detailed description of the completed work (certified by Tenant’s Architect) and lien waivers in recordable form for all Work for which payment is being requested. Landlord, within 30 days of Landlord’s receipt of Tenant’s pay request, will pay Tenant (or directly to Tenant’s Contractor) from any funds then remaining in the Allowance, the approved portion of the pay request, the less 10% retainage, which retainage will be disbursed to Tenant (or directly to Tenant’s Contractor) in accordance with Paragraph 4.c of this Work Letter. AIA Document G703 is an acceptable form for a schedule of values.

c. Final Payment. As an absolute condition precedent to final payment from the Allowance, Tenant shall deliver to Landlord a final waiver and release of liens, in form and substance reasonably acceptable to Landlord, executed by Tenant’s Contractor and each person or entity supplying labor or materials for the Work who is eligible to assert a lien.

d. Indemnity against Liens. TENANT AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS LANDLORD PARTIES FROM ALL LIENS, CLAIMS, AND DEMANDS ASSERTED BY ANY PERSON SUPPLYING LABOR, MATERIALS, OR SERVICES IN CONNECTION WITH THE WORK AND ALL RESULTING COSTS INCURRED BY LANDLORD; PROVIDED, HOWEVER, THE

FOREGOING INDEMNITY SHALL NOT APPLY TO THE EXTENT SUCH LIENS, CLAIMS AND DEMANDS ARISE FROM LANDLORD’S WRONGFUL REFUSAL TO DISBURSE FUNDS FROM THE ALLOWANCE UNDER THE TERMS OF THIS WORK LETTER. THIS INDEMNITY WILL INCLUDE, WITHOUT LIMITATION, ANY COSTS, DAMAGES, REASONABLE ATTORNEYS’ FEES, COURT COSTS, AND EXPENSES INCURRED BY LANDLORD ARISING FROM ANY SUCH LIEN, CLAIM, OR DEMAND, AND THIS INDEMNITY WILL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE.

e. Discharge of Liens. If any lien claim is asserted against Tenant’s interest in the Premises or against Landlord or the Building as a result of any Tenant Party’s activities, and Tenant has not discharged or bonded over that lien or claim within 30 days of its assertion, Landlord may, until such lien claim is discharged or bonded over, reserve in the Allowance an amount sufficient to cover 150% of any asserted lien or lien claim, suspend further payments from the Allowance.

5. BASE BUILDING CONDITION. Landlord represents and warrants that the Building shell has been constructed with Building Standard improvements (as defined in the Lease). All Work is Tenant’s Work, and all costs associated with Tenant’s Work (whether Building Standard or not) will be borne by Tenant (subject to application of the Allowance, including Excess Cost funds). Notwithstanding any provision to the contrary herein, Landlord agrees that, to the extent the Work requires application of a moisture barrier sealant to the concrete slab, Landlord shall pay for fifty percent (50%) of such costs, not to exceed $25,000 (which amount shall be in addition to the Allowance), and Tenant shall be responsible for all remaining costs of such moisture barrier sealant application.

6. SUBSTANTIAL COMPLETION. For purposes of this Work Letter and the Lease, the term “substantial completion” (or its grammatical variations), with respect to the Tenant’s Work, shall mean when the Tenant’s Work (or so much of the Tenant’s Work which is not dependent upon prior installation or completion of “long-lead items” or special items) to be performed by Tenant in the Premises in accordance with the Working Drawings shall have been completed as determined by the Architect, subject to punch list items which do not materially adversely interfere with Tenant’s beneficial use of the Premises.

7. DELAY. The Commencement Date (as defined in the Lease) will be moved back one day for each day of Landlord Delay. Landlord Delay means:

a. Landlord failing to make its agents available, to furnish required information, or to respond to any request for any approval or information within any prescribed time period or, if no time period is prescribed, within 3 Business Days of that request;

b. Landlord requiring a change in any plans and specifications after Landlord approves the Final Plans that actually delays substantial completion of the Work.

c. actual delay, at Landlord’s request, in performing any of the Work;

d. Landlord failing to make the Premises available for the Work by any agreed upon delivery date or actual interference by Landlord with performance of the Work or necessary access to the Premises.

8. PUNCH LIST. In addition to any punch-list Tenant may deliver to Tenant’s Contractor, Landlord may deliver to Tenant a written punch-list specifying any unfinished or improperly performed Work agreed to by Landlord and Tenant at a joint walk through of the Premises after Substantial Completion. Tenant will use reasonable diligence to cause Contractor to complete or correct each specified item within 30 days after Tenant receives Landlord’s punch-list.

9. RELOCATION ALLOWANCE. Provided no Event of Default shall have occurred and remain uncured, Tenant shall receive from Landlord an additional allowance of up to Forty-Nine Thousand Four Hundred and Eighty-Two Dollars ($49,482) (i.e., $1.50 per square foot of rentable area of the Premises (approximately 32,988 rentable square feet)) (the “Relocation Allowance”) to be used solely to reimburse Tenant for Qualified Relocation Expenses (defined below). The Relocation Allowance shall be available to reimburse Tenant for the Qualified Relocation Expenses and shall be paid by Landlord to Tenant upon Tenant’s delivery to Landlord of paid invoices, and other evidence reasonably satisfactory to Landlord evidencing Tenant’s payment in full of the Qualified Relocation Expenses. Any portion of the Relocation Allowance not used or requisitioned by Tenant for Qualified Relocation Expenses within forty-five (45) days after the Commencement Date shall be forfeited by Tenant and Tenant shall not be entitled to payment or rent reduction for any part of such excess Relocation Allowance. As used herein, the term “Qualified Relocation Expenses” shall mean the documented third-party moving costs and expenses incurred by Tenant and directly related to Tenant’s relocation and move into the Premises and the acquisition and installation of Tenant’s trade fixtures, furniture systems and equipment to be used within the Premises.

10. NO WARRANTIES. TENANT ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, LANDLORD HAS MADE AND WILL MAKE NO WARRANTIES TO TENANT AS TO THE QUALITY OF CONSTRUCTION OF TENANT’S WORK OR OF THE CONDITION OF THE PREMISES UPON COMPLETION THEREOF, EITHER EXPRESS OR IMPLIED, AND THAT LANDLORD AND TENANT DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE OR WILL BE SUITABLE FOR TENANT’S INTENDED USE THEREOF.

IN WITNESS WHEREOF, the parties have executed this Work Letter as of the date of execution of the Lease.

LANDLORD: VWP-BV CM 5670, LLC, a Delaware limited liability company

By:	VWP-BV 1 Chandler Midway, LLC, a Delaware limited liability company, Its Sole Member

	By:	VWP Chandler Midway Manager, LLC, an Arizona limited liability company, Its Manager

		By:	ViaWest Properties, LLC, an Arizona limited liability company, Its Manager

			By:	/s/ Steven R. Schur
			Name:	Steven R. Schur
			Title:	Manager
			Date:	7/9/14

TENANT: NXP SEMICONDUCTORS USA, INC., a Delaware corporation

By:	/s/ James N. Casey
	Name:	James N. Casey
	Title:	VP & General Counsel
	Date:	6/25/2014

By:	/s/ Ruediger Stroh
	Name:	Ruediger Stroh
	Title:	EVP BU S&C
	Date:	July 1, 2014

EXHIBIT E

CLEANING AND JANITORIAL SERVICES

(Common Areas Only)

NIGHTLY CLEANING

1. Empty all waste receptacles, clean as necessary.

2. Vacuum all rugs and carpeted areas as needed.

3. Dust furniture, files, fixtures, etc.

4. Damp wipe and polish all glass furniture tops.

5. Remove finger marks and smudges from vertical surfaces.

6. Clean all water coolers.

7. Sweep all private stairways nightly, vacuum if carpeted.

8. Damp mop spillage in office and public areas as required.

WASHROOMS

1. Damp mop, rinse and dry floors nightly.

2. Scrub floors as necessary.

3. Clean all mirrors, bright work and enameled surfaces nightly.

4. Wash and disinfect all fixtures nightly.

5. Damp wipe and disinfect all partitions, tile walls, etc. nightly.

6. Empty and sanitize all receptacles nightly.

7. Fill toilet tissue, soap, towel, and sanitary napkin dispensers nightly.

8. Clean flushometers and other metal work nightly.

9. Wash and polish all wall partitions, tile walls and enamel surfaces from trim to floor monthly.

10. Vacuum all louvers, ventilating grilles and dust light fixtures monthly.

FLOORS

1. Ceramic tile, marble and terrazzo floors to be swept nightly and washed or scrubbed as necessary.

2. Vinyl floors and bases to be swept nightly.

3. Tile floors to be waxed and buffed monthly.

4. All carpeted areas and rugs to be vacuum cleaned nightly.

5. Carpet shampooing will be performed at Tenant’s request and expense.

GLASS

1. Clean inside of all perimeter windows twice a year.

2. Clean outside of all perimeter windows once a year.

3. Clean glass entrance doors and adjacent glass panels nightly.

4. Clean partition glass and interior glass doors quarterly.

HIGH DUSTING (QUARTERLY)

1. Dust and wipe clean all closet shelving if empty.

2. Dust all picture frames, charts, graphs, etc.

3. Dust clean all vertical surfaces.

4. Damp dust all ceiling air conditioning diffusers.

5. Dust the exterior surfaces of lighting fixtures.

DAY SERVICE

1. Check men’s washrooms for toilet tissue replacement.

2. Check ladies’ washrooms for toilet tissue and sanitary napkin replacements.

3. Supply toilet tissue, soap and towels in men’s and ladies’ washrooms.

E - 1

Neither Landlord nor the janitorial company will be responsible for removing items from surfaces in order to dust them. Neither Landlord nor the janitorial company will be responsible for moving, dusting or cleaning any computer, copier, printer or other office equipment. Notwithstanding anything herein to the contrary, it is understood that no services of the character provided for in this Exhibit shall be performed on Saturdays, Sundays or Holidays.

E - 2

EXHIBIT F

COMMENCEMENT DATE MEMORANDUM

THIS COMMENCEMENT DATE MEMORANDUM (“Memorandum”) dated as of             , 2014, by and between VWP-BV CM 5670, LLC, a Delaware limited liability company (“Landlord”), and NXP SEMICONDUCTORS USA, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. By that certain Lease dated as of             between Landlord and Tenant (the “Lease”), Landlord leased to Tenant and Tenant leased from Landlord the Premises, subject to the conditions and limitations therein contained. Section 2.1 of the Lease provides that promptly following the Commencement Date, Landlord and Tenant shall execute a memorandum which shall set forth, the Commencement Date, the Expiration Date, the final Rentable Area of the Premises, and any changes to the Base Rent schedule set forth on Schedule 1 to the Lease, and Tenant’s Proportionate Share of Excess Operating Expenses.

B. The Commencement Date and such other dates have been determined and, accordingly, the parties desire to enter into this Memorandum.

C. Unless otherwise provided herein, all capitalized words and terms in this Memorandum shall have the same meanings ascribed to such words and terms in the Lease.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Commencement Date is .

2.	The Expiration Date is .

3.	The Rentable Area of the Premises is .

4.	The Base Rent as of the Commencement Date is , and Schedule 1 of the Lease is hereby modified as follows:

[Insert Amended Schedule based on Final RSF of Premises]

5.	Tenant hereby acknowledges Tenant’s acceptance of possession of the Premises and agrees that Landlord has fully complied with Landlord’s covenants and obligations under the Lease.

6.	This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

F - 1

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the day and year first above written.

TENANT:

NXP SEMICONDUCTORS USA, INC.,
a Delaware corporation

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

LANDLORD:

VWP-BV CM 5670, LLC, a Delaware limited liability company

	By:	VWP-BV 1 CHANDLER MIDWAY, LLC, a Delaware limited liability company Its Sole Member

		By:	VWP Chandler Midway Manager, LLC, an Arizona limited liability company, its Manager

			By:	ViaWest Properties, LLC, an Arizona limited liability company, its Manager

Date:				By:
Name:
Title:

F - 2

EXHIBIT G

[Reserved]

G - 1

EXHIBIT H

SIGN EXHIBIT

H - 1